Exhibit 4.7

                                  SAVINGS PLAN
                                  FOR EMPLOYEES
                          OF THE FAIRCHILD CORPORATION


         THIS INDENTURE is made this 28th day of February 2002, by The FAIRCHILD CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (hereinafter called the "Primary Sponsor").

                              W I T N E S S E T H:

         WHEREAS, the Primary Sponsor maintains the Savings Plan for Employees of The Fairchild Corporation (the "Plan") under an amended and restated indenture dated June 30, 1994, most recently amended on December 31, 1999.

         WHEREAS, the Primary Sponsor now wishes to amend and restate the Plan to comply with and make changes permitted by the provisions of the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Community Renewal Tax Relief Act of 2001.

         WHEREAS, the Primary Sponsor also wishes to amend and restate the Plan to reflect the merger of the Kaynar Technologies Inc. Savings and Retirement Plan (the "Kaynar Plan"), the Amended and Restated Banner Aerospace, Inc. Profit Sharing/401(k) Plan and Trust (the "Banner Plan"), and the Marcliff Savings Plan with and into the Plan, effective as of December 31, 1999.

         WHEREAS, the Plan is intended to be a profit sharing plan within the meaning of Treasury Regulations Section 1.401-1(b)(1)(ii) and contains a cash or deferred arrangement as described in Section 401(k) of the Internal Revenue Code and an employee stock ownership plan within the meaning of Section 4975 of the Internal Revenue Code.

         WHEREAS, the provisions of this plan document shall supersede in their entirety the provisions of the 1999 plan document.

         WHEREAS, the provisions of the Plan, as amended and restated herein, shall apply to Plan Years beginning after December 31, 1999, except to the extent otherwise provided herein, the provisions are required to apply at an earlier date, or to any other Participants to comply with applicable law.

        NOW, THEREFORE, the Primary Sponsor does hereby amend and restate the Plan in its entirety, generally effective as of December 31, 1999, except as otherwise provided herein, to read as follows:

ARTICLE 1
                                   DEFINITIONS

         Wherever used herein, the masculine pronoun shall be deemed to include the feminine, and the singular to include the plural, unless the context clearly indicates otherwise and the following words and phrases shall, when used herein, have the meanings set forth below:

1.1 "Account" means a Participant's aggregate balance in the following accounts, as adjusted pursuant to the Plan as of any given date:

(a) "Pre-Tax Participant Contributions Account" which shall reflect a Participant's interest in contributions made by a Plan Sponsor under Plan Section 3.1; a Participant's interest in his Pre-Tax Participant Contributions Account, if any, under the Union Plan; his Tax-Saver Contributions Account, if any, under the Rexnord Plan; his Deferral Contributions Account, if any, under the Applied Process Technology, Inc. 401(k) Profit Sharing Plan (the "Applied Process Plan"); his Member Account, if any, under the Marcliff Savings Plan; his Elective Contribution Account, if any, under the Banner Plan; and his Employee Pre-tax Contribution Account, if any, under the Kaynar Plan.

(b) "After-Tax Participant Contributions Account" which shall reflect a Participant's interest in Voluntary Contributions made by a Participant to the Fund pursuant to Plan Section 3.2; and a Participant's interest, if any, in his Voluntary Contribution Account, under the Kaynar Plan.

(c) "Matching Account" which shall reflect a Participant's interest in Matching Contributions made by a Plan Sponsor under Plan Section 3.3; a Participant's interest, if any, in his Employer Matching Contribution Account under the Kaynar Plan; and a Participant's interest, if any, in his Matching Contribution Account under the Banner Plan.

(d) "Discretionary Contributions Account" which shall reflect a Participant's interest in contributions made by a Plan Sponsor under Plan Section 3.4; a Participant's interest, if any, in his Company Account under the Marcliff Savings Plan; and a Participant's interest, if any, in his Company Discretionary Contributions Account under the Banner Plan.

(e) "Rollover Account" which shall reflect a Participant's interest in Rollover Amounts; a Participant's interest, if any, in his Rollover Account under the Marcliff Savings Plan; a Participant's interest, if any, in his Rollover Contribution Account under the Banner Plan; and a Participant's interest, if any, in his Rollover Contribution Account under the Kaynar Plan.

(f) "Qualified Nonelective Contribution Account" which shall reflect a Participant's interest in Qualified Nonelective Contributions made by a Plan Sponsor pursuant to Appendix C.

(g) "Qualified Matching Contribution Account" which shall reflect a Participant's interest in Qualified Matching Contributions made by a Plan Sponsor pursuant to Appendix C.

(h) "Old Company Account" which shall reflect a Participant's interest in his Old Company Account under the Plan (as it existed prior to the amendment and restatement dated June 30, 1994).

(i) "APT Account" which shall reflect a Participant's interest, if any, in his Matching Contributions Account and Employer Contributions Account under the Applied Process Plan and transferred to the Plan in a trust-to-trust transfer.

         In addition, the Plan Administrator shall allocate the interest of a Participant in any funds transferred to the Plan in a trust-to-trust transfer (other than Rollover Amounts) or pursuant to the merger of another tax-qualified retirement plan with the Plan among the above accounts as the Plan Administrator determines best reflects the interest of the Participant.

1.2 "Affiliate" means (a) any corporation which is a member of the same controlled group of corporations (within the meaning of Code Section 414(b)) as is a Plan Sponsor, (b) any other trade or business (whether or not incorporated) under common control (within the meaning of Code Section 414(c)) with a Plan Sponsor, (c) any other corporation, partnership or other organization which is a member of an affiliated service group (within the meaning of Code Section 414(m)) with a Plan Sponsor, and (d) any other entity required to be aggregated with a Plan Sponsor pursuant to regulations under Code Section 414(o). Notwithstanding the foregoing, for purposes of applying the limitations set forth in Appendix A and for purposes of determining Annual Compensation under Appendix A, the references to Code Sections 414(b) and (c) above shall be as modified by Code Section 415(h).

1.3 "After-Tax Participant Contributions" means a non-deductible contribution to the Fund made by the Participant pursuant to Article 3.2.

1.4 "Annual Compensation" means, effective January 1, 1998, wages within the meaning of Code Section 3401(a) (for purposes of income tax withholding at the source) paid to an Employee by a Plan Sponsor and Affiliates during a Plan Year (but without regard to any rules that limit the remuneration included in wages based on the nature or location of the employment or the services performed, such as the exception for agricultural labor in Code Section 3401(a)(2)), to the extent not in excess of the Annual Compensation Limit for all purposes under the Plan except for purposes of determining who are Highly Compensated Employees. Notwithstanding the above, Annual Compensation shall be determined as follows:

(a) (1) for purposes of determining, with respect to each Plan Sponsor, the amount of contributions made by or on behalf of an Employee under Plan Section 3 and allocations under Plan
                  Section 4, and

(2) for purposes of applying the provisions of Appendix C hereto for such Plan Years as the Secretary of the Treasury may allow, Annual Compensation shall only include amounts received for the portion of the Plan Year during which the Employee was a Participant.

(b) effective January 1, 1998, for all purposes under the Plan, Annual Compensation shall include any amount which would have been paid during a Plan Year, but was contributed by a Plan Sponsor on behalf of an Employee pursuant to a salary reduction agreement which is not includable in the gross income of the Employee under Code Section 125, 402(g)(3), 457, or effective January 1, 2001, 132(f)(4);

                  (c) for purposes of determining the amount of contributions under Articles 3 and 4 for a Plan Year, Annual Compensation shall not include amounts paid by an Affiliate that is not a Plan Sponsor or income attributable to the exercise of stock options; provided, however, that for purposes of Plan Sections 3.4 and 4.3 such stock option income shall not be excluded if the exclusion is determined to be discriminatory under Code Section 401(a)(4);

                  (d) for purposes of determining the amount of contributions under Articles 3 and 4 for a Plan Year, severance and separation pay shall be excluded; and

                  (e) for all purposes under the Plan except Appendices A and B, Annual Compensation shall not include reimbursements or other expense allowances, fringe benefits, moving expenses, welfare benefits, and deferred compensation.

1.5 "Annual Compensation Limit" means $160,000, which amount may be adjusted in subsequent Plan Years based on changes in the cost of living as announced by the Secretary of the Treasury.

1.6 "Beneficiary" means the person or trust that a Participant designated most recently in writing to the Plan Administrator; provided, however, that if the Participant has failed to make a designation, no person designated is alive, no trust has been established, or no successor Beneficiary has been designated who is alive, the term "Beneficiary" means (a) the Participant's spouse or (b) if no spouse is alive, the deceased Participant's estate. Notwithstanding the preceding sentence, the spouse of a married Participant shall be his Beneficiary unless that spouse has consented in writing to the designation by the Participant of some other person or trust and the spouse's consent acknowledges the effect of the designation and is witnessed by a notary public or a Plan representative. A Participant may change his designation at any time. However, a Participant may not change his designation without further consent of his spouse under the terms of the preceding sentence unless the spouse's consent permits designation of another person or trust without further spousal consent and acknowledges that the spouse has the right to limit consent to a specific beneficiary and that the spouse voluntarily relinquishes this right. Notwithstanding the above, the spouse's consent shall not be required if the Participant establishes to the satisfaction of the Plan Administrator that the spouse cannot be located, if the Participant has a court order indicating that he is legally separated or has been abandoned (within the meaning of local law) unless a "qualified domestic relations order" (as defined in Code Section 414(p)) provides otherwise, or if there are other circumstances as the Secretary of the Treasury prescribes. If the spouse is legally incompetent to give consent, consent by the spouse's legal guardian shall be deemed to be consent by the spouse. If, subsequent to the death of a Participant, the Participant's Beneficiary dies while entitled to receive benefits under the Plan, the successor Beneficiary, if any, or the Beneficiary listed under Subsection (a) or, if no spouse is alive, Subsection (b) shall be the Beneficiary.

1.7    "Board of Directors" means the Board of Directors of the Primary Sponsor.
          ------------------

1.8 "Break in Service" means the failure of an Employee, in connection with a termination of employment other than by reason of death or attainment of a Retirement Date, to complete more than 500 Hours of Service in any Plan Year.

1.9    "Code" means the Internal Revenue Code of 1986, as amended.
          ----

1.10 "Committee" means the Pension and Retirement Committee of The Fairchild Corporation appointed by the Board of Directors which shall have the powers, duties, and responsibilities set forth in Plan Section 12.

1.11 "Company Stock" means common stock issued by the Primary Sponsor or a corporation which is a member of a controlled group of corporations which includes the Primary Sponsor (within the meaning of Code Section 1563(a), determined without regard to Code Sections 1563(a)(4) and 1563(e)(3)(C)).

1.12   "Deferral Amount" means a contribution of a Plan Sponsor on behalf of a
        ---------------
Participant pursuant to Plan Section 3.1.

1.13   "Direct Rollover" means a payment by the Plan to the Eligible Retirement
        ---------------
Plan specified by the Distributee.

1.14 "Disability" means a disability of a Participant under the defined benefit plan of the Plan Sponsor in which Participant participants, or, if the Participant is not a participant in a defined benefit plan of a Plan Sponsor, the Participant shall be subject to a Disability if he is eligible for Social Security disability benefits.

1.15   "Discretionary Contributions" means contributions made by a Plan Sponsor
        ---------------------------
pursuant to Plan Section 3.4.

1.16 "Distributee" means an Employee or former Employee. In addition, the Employee's or former Employee's surviving spouse and the Employee's or former Employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order (as defined in Code Section 414(p)), are Distributees with regard to the interest of the spouse or former spouse.

1.17 "Early Retirement Age" means the age at which a Participant is eligible for early Retirement under the defined benefit plan of the Plan Sponsor in which the Participant participates. If a Participant does not participate in a defined benefit plan of a Plan Sponsor, then that Participant shall not have an Early Retirement Age. Notwithstanding the foregoing, Early Retirement Age for each Participant who was a participant in the Kaynar Plan and has completed no less than three (3) years of service at the time of the merger of the Kaynar Plan with and into the Plan shall be age 55.

1.18   "Elective Deferrals" means, with respect to any taxable year of the
        ------------------
Participant, the sum of:

       (a)      any Pre-Tax Participant Contributions;

       (b) any contributions made by or on behalf of a Participant under any other qualified cash or deferred arrangement as defined in Code
       Section 401(k), whether or not maintained by a Plan Sponsor, to the extent such contributions are not or would not, but for Code Section 402(g)(1) be included in the Participant's gross income for the taxable year; and

       (c) any other contributions made by or on behalf of a Participant pursuant to Code Section 402(g)(3).

1.19     "Eligibility Service" means:
          -------------------

       (a) with respect to a Union Employee, the completion by the Employee of the probationary period (if any) as defined in the bargaining unit agreement covering the Employee. As of the date hereof, there are not probationary periods provided in any collective bargaining agreements.

       (b) a twelve-consecutive-month period during which the Employee completes no less than 1,000 Hours of Service beginning on the date on which the Employee first performs an Hour of Service upon his employment or reemployment with the Plan Sponsor or, in the event the Employee fails to complete 1,000 Hours of Service in that twelve-consecutive-month period, any Plan Year thereafter during which the Employee completes no less than 1,000 Hours of Service, including the Plan Year which includes the first anniversary of the date the Employee first performed an Hour of Service upon his employment or reemployment.

1.20 "Eligible Employee" means any Employee of The Fairchild Corporation, the Fastener Division of Fairchild Holding Corp., Fairchild Fasteners Direct, Inc., and any other Plan Sponsor, other than an Employee who is (a) a non-resident alien who receives no earned income from the Plan Sponsor that constitutes income from sources within the United States, within the meaning of Code Section 861(a)(3), (b) covered by a collective bargaining agreement between a union and a Plan Sponsor provided that retirement benefits were the subject of good faith bargaining (unless the collective bargaining agreement provides that the Employee shall be eligible to participate in the Plan), (c) a leased employee within the meaning of Code Section 414(n)(2), (d) deemed to be an Employee of a Plan Sponsor pursuant to regulations under Code Section 414(o) or (e) from the date of merger of Kaynar Technologies, Inc. into Fairchild Holding Corp. through December 31, 1999, performing services for the Kaynar facilities at the following facility locations: Kaynar Division and Eagle Division (Fullerton,
CA), Microdot (Placentia, CA), K-Fast Tooling Group and APS Tooling Group (Fullerton, CA), M&M Machine and Tool Co. (Huntington Beach, CA), Marson Corporation (Stoughton, MA) and Recoil (Carmel, IN).

       In addition, no person who is initially classified by a Plan Sponsor as an independent contractor for federal income tax purposes shall be regarded as an Eligible Employee for that period, regardless of any subsequent determination that any such person should have been characterized as a common law employee of the Plan Sponsor for the period in question.

1.21 "Eligible Retirement Plan" means an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b), an annuity plan described in Code Section 403(a) or a qualified trust described in Code Section 401(a) that accepts the Distributee's Eligible Rollover Distribution. However, in the case of an Eligible Rollover Distribution to the surviving spouse, an Eligible Retirement Plan is only an individual retirement account or individual retirement annuity.

1.22 "Eligible Rollover Distribution" means any distribution of all or any portion of the Distributee's Account, except that an Eligible Rollover Distribution does not include: any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee's designated Beneficiary, or for a specified period of ten (10) years or more; any distribution to the extent such distribution is required under Code Section 401(a)(9); the portion of any distribution that is not includable in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities); and, effective for distributions made after December 31, 1998, any distribution of amounts described in Treasury Regulations Section 1.401(k)-1(d)(2)(ii).

1.23 "Employee" means any person who is (a) a common law employee of a Plan Sponsor or an Affiliate, (b) a leased employee within the meaning of Code
Section 414(n)(2) with respect to a Plan Sponsor, or (c) deemed to be an employee of a Plan Sponsor pursuant to regulations under Code Section 414(o). Effective January 1, 1997, for purposes of this Section 1.18, an Employee shall be deemed to be a leased employee within the meaning of Code Section 414(n)(2) if the individual is a person (other than an Employee of the recipient) who, pursuant to an agreement between the recipient and any other person, has performed services for the recipient (or for the recipient and related persons determined in accordance with Code Section 414(n)(6)), on a substantially full-time basis for a period of at least one year, and such services are performed under the primary direction or control of the service recipient.

1.24   "ERISA" means the Employee Retirement Income Security Act of 1974, as
        -----
amended.

1.25 "Fairchild Corporation Stock Fund" means the Individual Fund which is invested primarily in shares of The Fairchild Corporation Class A Common Stock and may also hold at any given time varying amounts of cash reserves.

1.26 "Fiduciary" means each Named Fiduciary and any other person who exercises or has any discretionary authority or control regarding management or administration of the Plan, any other person who renders investment advice for a fee or has any authority or responsibility to do so with respect to any assets of the Plan, or any other person who exercises or has any authority or control respecting management or disposition of the assets of the Plan.

1.27   "Fund" means the amount at any given time of cash and other property held
        ----
by the Trustee pursuant to the Plan.

1.28   "Highly Compensated Employee" means, effective January 1, 1997, with
        ---------------------------
respect to a Plan Year, each Employee who:

       (a) was at any time during the Plan Year or the immediately preceding Plan Year an owner of more than five percent (5%) of the outstanding stock of a Plan Sponsor or Affiliate or more than five percent (5%) of the total combined voting power of all stock of a Plan Sponsor or Affiliate; or

       (b) received Annual Compensation in excess of $80,000 during the immediately preceding Plan Year, which amount shall be adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury and was in the top-paid group of employees for such preceding year.

       (c) is a former Employee who met the requirements of Subsection (a) or (b) at the time the former Employee separated from service with the Plan Sponsor or an Affiliate or at any time after the former Employee attained age 55.

                Pursuant to Code Section 414(q)(3), an employee is in the top-paid group for any year if an Employee is in the group consisting of the top twenty percent (20%) of Employees of the Plan Sponsor ranked on the basis of Annual Compensation paid to Employees during such year (the "top-paid group"). For purposes of this Article, an Employee (who is not a five percent (5%) owner) who has Annual Compensation in excess of $80,000 is not a Highly Compensated Employee if the Employee is not in the top-paid group.

1.29   "Hour of Service" means:
          ---------------

       (a) Each hour for which an Employee is paid, or entitled to payment, for the performance of duties for a Plan Sponsor or any Affiliate during the applicable computation period, and such hours shall be credited to the computation period in which the duties are performed;

       (b) Each hour for which an Employee is paid, or entitled to payment, by a Plan Sponsor or any Affiliate on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty or leave of absence;

       (c) Each hour for which back pay, irrespective of mitigation of damages, is either awarded or agreed to by a Plan Sponsor or any Affiliate, and such hours shall be credited to the computation period or periods to which the award or agreement for back pay pertains rather than to the computation period in which the award, agreement or payment is made; provided, that the crediting of Hours of Service for back pay awarded or agreed to with respect to periods described in Subsection (b) of this Article shall be subject to the limitations set forth in Subsection (f);

       (d) Solely for purposes of determining whether a Break in Service has occurred, each hour during any period that the Employee is absent from work (1) by reason of the pregnancy of the Employee, (2) by reason of the birth of a child of the Employee, (3) by reason of the placement of a child with the Employee in connection with the adoption of the child by the Employee, or (4) for purposes of caring for such child for a period immediately following its birth or placement shall be credited (A) only in the computation period in which the absence from work begins, if the Employee would be prevented from incurring a Break in Service in that year solely because of that credit, or (B), in any other case, in the next following computation period;

       (e) Without duplication of the Hours of Service counted pursuant to Subsection (d) hereof and solely for such purposes as required pursuant to the Family and Medical Leave Act of 1993 and the regulations thereunder (the "FMLA"), each hour (as determined pursuant to the FMLA) for which an Employee is granted leave under the FMLA (1) for the birth of a child, (2) for placement with the Employee of a child for adoption or foster care, (3) to care for the Employee's spouse, child or parent with a serious health condition, or (4) for a serious health condition that makes the Employee unable to perform the functions of the Employee's job;

       (f) The Plan Administrator shall credit Hours of Service in accordance with the provisions of Section 2530.200b-2(b) and (c) of the U.S. Department of Labor Regulations or such other federal regulations as may from time to time be applicable and determine Hours of Service from the employment records of a Plan Sponsor or in any other manner consistent with regulations promulgated by the Secretary of Labor, and shall construe any ambiguities in favor of crediting Employees with Hours of Service. Notwithstanding any other provision of this Article, in no event shall an Employee be credited with more than 501 Hours of Service during any single continuous period during which he performs no duties for the Plan Sponsor or Affiliate; and

       (g) In the event that a Plan Sponsor or an Affiliate acquires substantially all of the assets of another corporation or entity or a controlling interest of the stock of another corporation or merges with another corporation or entity and is the surviving entity, then service of an Employee who was employed by the prior corporation or entity and who is employed by the Plan Sponsor or an Affiliate at the time of the acquisition or merger shall be counted in the manner provided, with the consent of the Primary Sponsor, in resolutions adopted by the Plan Sponsor which authorizes the counting of such service.

       (h) Effective December 12, 1994, notwithstanding any other provision in the Plan, Hours of Service will be provided in accordance with Code
       Section 414(u) with respect to qualified military service.

1.30 "Individual Fund" means individual subfunds of the Fund as may be established by the Plan Administrator from time to time for the investment of the Fund.

1.31 "Investment Committee" means a committee, which may be established to direct the Trustee with respect to investments of the Fund.

1.32 "Investment Manager" means a Fiduciary, other than the Trustee, the Plan Administrator, or a Plan Sponsor, who may be appointed by the Primary Sponsor:

       (a) who has the power to manage, acquire, or dispose of any assets of the Fund or a portion thereof; and

       (b)      who

                (1) is registered as an investment adviser under the Investment Advisers Act of 1940;

                (2) is a bank as defined in the Investment Advisers Act of 1940; or

                (3) is an insurance company qualified to perform services described in Subsection (a) above under the laws of more than one state; and

       (c) who has acknowledged in writing that he is a Fiduciary with respect to the Plan.

1.33 "Loan Fund" means the separate subfund of the Fund for the investment of a Participant's Account in a note made by the Participant evidencing a loan to the Participant from the Fund.

1.34   "Matching Contributions" means contributions made by a Plan Sponsor
        ----------------------
pursuant to Plan Section 3.3.

1.35   "Named Fiduciary" means only the following:
        ---------------

       (a)      the Plan Administrator;

       (b)      the Investment Committee;

       (c)      the Investment Manager;

       (d) Each Participant who exercises the powers provided in Plan Sections 12.7 and 12.8.

1.36 "Normal Retirement Age" means age 65. If a Participant was a participant in the Kaynar Plan at the time of the merger of the Kaynar Plan into the Plan and had completed three (3) years of service, Normal Retirement Age means age 55
..

1.37 "Participant" means any Employee or former Employee who has become a participant in the Plan for so long as his vested Account has not been fully distributed pursuant to the Plan.

1.38   "Plan Administrator" means the Committee.
          ------------------

1.39   "Plan Sponsor" means individually the Primary Sponsor and any Affiliate
        ------------
or other entity which has adopted the Plan and Trust.

1.40   "Plan Year" means the calendar year.
        ---------

1.41 "Pre-Tax Participant Contributions" means contributions made by a Plan Sponsor on behalf of a Participant to the Fund pursuant to Plan Section 3.1.

1.42   "Profit Sharing Plan" means the portion of the Plan pertaining to
        -------------------
Discretionary Contributions.

1.43   "Qualified Matching Contributions" have the meaning set forth in
        --------------------------------
Appendix C.

1.44   "Qualified Nonelective Contributions" have the meaning set forth in
        -----------------------------------
Appendix C.

1.45 "Retirement Date" means the date on which the Participant terminates employment on or after (a) attaining Early Retirement Age, (b) attaining Normal Retirement Age or (c) becoming subject to a Disability.

1.46 "Rexnord Employee" means an Employee of the Fairchild Fasteners Group who was formerly an employee of the Rexnord Specialty Fasteners Division.

1.47 "Rollover Amount" means any amount transferred to the Fund by a Participant, which amount qualifies as an Eligible Rollover Distribution under Code Section 402(c)(4), or for rollover treatment under Code Sections 403(a)(4) or 408(d)(3)(A)(ii), and any regulations issued thereunder.

1.48 "Savings Plan" means the portion of the Plan pertaining to Pre-Tax Participant Contributions, After-Tax Participant Contributions, and Matching Contributions.

1.49 "Termination Completion Date" means the last day of the fifth consecutive Break in Service computation period, determined under the Plan Section which defines Break in Service, in which a Participant completes a Break in Service.

1.50 "Termination of Employment" means the termination of employment of an Employee from all Plan Sponsors and Affiliates for any reason other than death or attainment of a Retirement Date. Any absence from active employment of the Plan Sponsor and Affiliates by reason of an approved leave of absence shall not be deemed for any purpose under the Plan to be a Termination of Employment. Transfer from an Employee from one Plan Sponsor to another Plan Sponsor or to an Affiliate shall not be deemed for any purpose under the Plan to be a Termination of Employment. In addition, transfer of an Employee to another employer in connection with a corporate transaction involving a sale of assets, merger or sale of stock, shall not be deemed to be a Termination of Employment, for purposes of the timing of distributions under Plan Section 8.1, if the employer to which such Employee is transferred agrees with the Plan Sponsor to accept a transfer of assets from the Plan to its tax-qualified plan in a trust-to-trust transfer meeting the requirements of Code Section 414(l).

       Notwithstanding the foregoing, each Participant whose employment was transferred from D-M-E Company to Cincinnati Milacron, Inc. and each Participant whose employment was transferred from Fairchild Data Corporation to its purchaser as a result of the sales of assets of those companies shall be deemed to have terminated employment as a result of the sale of assets of those companies and each Participant whose employment remained with Harco, Inc. as of the transfer of that company to Banner Aerospace, Inc. shall be deemed to have terminated employment.

1.51 "Trust" means the trust established under an agreement between the Primary Sponsor and the Trustee to hold the Fund or any successor agreement.

1.52   "Trustee" means the trustee under the Trust.
        -------

1.53 "Union Employee" means an Employee of a Plan Sponsor who is covered by a collective bargaining agreement between a union and a Plan Sponsor.

1.54   "Valuation Date" means each regular business day.
        --------------

1.55 "Vesting Service" means each Plan Year during which an Employee has completed no less than 1,000 Hours of Service. Notwithstanding anything contained herein to the contrary, Vesting Service shall not include:

       (a) In the case of an Employee who completes five consecutive Breaks in Service for purposes of determining the vested portion of his Account derived from Plan Sponsor contributions which accrued before his Termination Completion Date, all service in Plan Years after his Termination Completion Date.

       (b) In the case of an Employee who completes five consecutive Breaks in Service and at that time does not have any vested right in Plan Sponsor contributions, all service before those Breaks in Service commenced.


ARTICLE 2
                                   ELIGIBILITY

2.1 Existing Participants. Each individual who was a Participant in the Savings Plan or the Profit Sharing Plan on December 31, 1999 shall continue to be a Participant in the Savings Plan or the Profit Sharing Plan as of December 31, 1999.

2.2    Former Participants Rehired.
       ---------------------------

       (a) Each former Participant in the Savings Plan shall become a Participant of the Savings Plan as of the date of his reemployment as an Eligible Employee.

       (b) Each former Participant of the Profit Sharing Plan who is reemployed by a Plan Sponsor shall become a Participant of the Profit Sharing Plan as of the date of his reemployment as an Eligible Employee.

2.3 Former Employees Rehired. Each former Employee who completes his Eligibility Service but terminates employment with a Plan Sponsor before becoming a Participant of the Savings Plan or the Profit Sharing Plan, as applicable, shall become a Participant of the Savings Plan or the Profit Sharing Plan, as applicable, as of the latest of the date he (a) is reemployed, (b) would have become a Participant of the Savings Plan or the Profit Sharing Plan, as applicable (or a participant in the Rexnord Plan), if he had not terminated employment, or (c) becomes an Eligible Employee.

2.4    New Hires.
       ---------

       (a) Each other Employee who is a Union Employee shall become a Participant of the Savings Plan as of the first day of the month coinciding with or next following sixty days after the latest of the date the Employee (1) first performs an Hour of Service, (2) becomes an Eligible Employee, or (3) completes his Eligibility Service.

       (b) Each other Employee who is not a Union Employee shall become a Participant (1) of the Savings Plan as of the first day of the month coinciding with or next following sixty days after the later of the date the Employee (A) first performs an Hour of Service, (B) becomes an Eligible Employee, and (C) attains the age of 18, and (2) of the Profit Sharing Plan as of the first day of the month coinciding with or next following the later of the date the Employee (A) completes his Eligibility Service, (B) becomes an Eligible Employee, or (C) attains the age of 18.

2.5 Rollovers. Solely for the purpose of contributing a Rollover Amount to the Plan, an Eligible Employee who has not yet become a Participant pursuant to any other provision of this Article 2 shall become a Participant as of the date on which the Rollover Amount is contributed to the Plan.


ARTICLE 3
                                  CONTRIBUTIONS

3.1    401(k) Contributions.
       --------------------

       (a) The Plan Sponsor shall make a contribution to the Fund on behalf of each Participant of the Savings Plan who is an Eligible Employee and who either is deemed to have elected pursuant to Article 3.1(a)(1) or has affirmatively elected pursuant to Article 3.1(a)(2) to defer a portion of Annual Compensation otherwise payable to him for the Plan Year and to have such portion contributed to the Fund.

                (1) Effective January 1, 2000, any Eligible Employee who has completed the eligibility requirements of Article 2 and who fails to make an affirmative election pursuant to Plan
                Section 3.1(a)(2) shall be deemed to have made an election to contribute three percent (3%) of the Eligible Employee's
                Annual Compensation to the Plan beginning with the first payroll date that occurs either coincident to or following thirty (30) days after the Eligible Employee completes the eligibility requirements unless the Eligible Employee elects, in the form and manner prescribed by the Plan Administrator and prior to any deadline established by the Plan Administrator, not to defer any portion of his Annual Compensation pursuant to this Article 3.1. If an Eligible Employee fails to make the election described in this Article 3.1(a)(1) not to defer any portion of his Annual Compensation, the Eligible Employee's ability to increase, decrease, suspend or resume contributions under this Plan Section 3.1 shall be governed by the terms of Plan Section 3.1(a)(2) and the initial Pre-tax Contribution will begin with the first payroll date that occurs either coincident to or following thirty (30) days after the eligibility requirements of Article 2 are met. If a Participant makes the election described in this Article 3.1(a)(1) not to contribute to the Plan, the Participant may later elect to contribute to the Plan according to the terms of Plan Section 3.1(a)(2).

                (2) Effective January 1, 2002, if a Participant affirmatively elects to defer a portion of the Participant's Annual Contribution and to have such portion contributed to the Fund, the election must be made before the Annual Compensation is payable and may only be made in such form and manner and subject to such rules and limitations as the Plan Administrator may prescribe and shall specify the percentage of Annual Compensation that the Participant desires to defer and to have contributed to the Fund. The election shall be effective as soon as administratively practicable following the Plan Sponsor's processing of the election pursuant to normal administrative procedures. The Participant's election shall be in such form and subject to such rules and limitations as the Committee may prescribe and shall specify a whole number percentage, not in excess of thirteen percent (13%) of Annual Compensation for Highly Compensated Employees and not in excess of twenty percent (20%) of Annual Compensation for non-Highly Compensated Employees, that the Participant desires to defer and to have contributed to the Fund. A Participant may suspend or change an election made pursuant to Article 3.1(a)(1) or Article 3.1(a)(2), in the same manner as an election is made under this Article 3.1(a)(2), effective as soon as administratively practicable following the Plan Sponsor's processing of the suspension or change pursuant to normal administrative procedures. A Participant may resume Pre-Tax Participant Contributions in the event of a suspension in the same manner as an election is made under this Article 3.1(a)(2), effective as soon as administratively practicable following the Plan Sponsor's processing of the resumption or change pursuant to normal administrative procedures. The contribution made by a Plan Sponsor on behalf of a Participant under this Subsection (a) shall be in an amount equal to the amount specified in the Participant's deferral election or if the Participant is automatically enrolled pursuant to Article 3.1(a)(1), it shall be 3%. Pursuant to Section 4 of Appendix C, the Plan Administrator may restrict the amount which Highly Compensated Employees may defer under this Article 3.1.

       (b)      Elective  Deferrals  shall in no event  exceed  $10,500 (for
       2000) in any one taxable year of the Participant, which amount shall be adjusted for changes in the cost of living as provided by the Secretary of the Treasury. In the event the amount of Elective Deferrals exceeds $10,500 (for 2000) as adjusted, in any one taxable year then, (1) not later than the immediately following March 1, the Participant may designate to the Plan the portion of the Participant's Deferral Amount which consists of excess Elective Deferrals, and (2) not later than the immediately following April 15, the Plan may distribute the amount designated to it under Paragraph (1) above, as adjusted to reflect income, gain, or loss attributable to it through the end of the Plan Year, and reduced by any "Excess Deferral Amounts," as defined in Appendix C hereto, previously distributed or recharacterized with respect to the Participant for the Plan Year beginning with or within that taxable year. The payment of the excess Elective Deferrals, as adjusted and reduced, from the Plan shall be made to the Participant without regard to any other provision in the Plan. In the event that a Participant's Elective Deferrals exceed $10,500 (for 2000), as adjusted, in any one taxable year under the Plan and other plans of the Plan Sponsor and its Affiliates, the Participant shall be deemed to have designated for distribution under the Plan the amount of excess Elective Deferrals, as adjusted and reduced, by taking into account only Elective Deferral amounts under the Plan and other plans of the Plan Sponsor and its Affiliates.

3.2 After-Tax Contributions. Effective January 1, 2002, a Plan Sponsor may allow each Participant of the Savings Plan who is an Eligible Employee to contribute to the Fund for each Plan Year an After-Tax Participant Contribution of a whole number percentage of his Annual Compensation not in excess of twenty percent (20%) thereof, reduced by the percentage of Annual Compensation contributed as Pre-Tax Participant Contributions on behalf of the Participant in such Plan Year; provided however, that this limitation shall apply in the aggregate to all nondeductible employee contributions made by a Participant to all plans maintained by the Plan Sponsor which are intended to qualify under Code Section 401(a). Any such contributions shall be made in the same manner and subject to the provisions applicable to Pre-Tax Participant Contributions under Plan Section 3.1, except that the percentage limitations applicable under this Article shall be substituted for the percentage limitations in Article 3.1. The Plan Administrator may, at any time, suspend the making of any further After-Tax Participant Contributions.

3.3    Matching Contributions.
       ----------------------

       (a) Effective January 1, 2002, each Plan Sponsor may make a discretionary contribution to the Fund on behalf of each Participant of the Savings Plan who is both an Eligible Employee and not a Union Employee in an amount determined by the Board of Directors equal to a percentage of the sum of the Participant's Pre-Tax Participant Contributions and After-Tax Participant Contributions not in excess of five percent (5%) of that portion of the Participant's Annual Compensation with respect to which contributions under Plan Sections
       3.1 and 3.2 were made. Contributions may be made in the form of stock, cash or other property.

       (b) To the extent required under the applicable collective bargaining agreement, each Plan Sponsor shall make a contribution to the Fund on behalf of each Participant of the Savings Plan who is both an Eligible Employee and a Union Employee in an amount equal to the percentage provided in the collective bargaining agreement covering the Participant of the sum of the Participant's Pre-Tax Participant Contributions and After-Tax Participant Contributions not in excess of the percentage provided in the collective bargaining agreement covering the Participant of that portion of the Participant's Annual Compensation with respect to which contributions under Plan Sections
       3.1 and 3.2 were made.

3.4 Discretionary Contributions. Each Plan Sponsor shall make contributions to the Fund with respect to each Plan Year on behalf of Participants of the Profit Sharing Plan who is an Eligible Employee as of the last day of the Plan Year in an amount determined in the discretion of the Board of Directors which will be a uniform percentage of Annual Compensation for all eligible Participants.

3.5    Forfeitures.  Forfeitures shall be used to reduce Plan Sponsor
       -----------
contributions pursuant to Plan Section 3.3 or to pay expenses of the Plan and not to increase benefits.

3.6    Deduction Limit.  In no event will the sum of contributions under Plan
       ---------------
Sections 3.1, 3.3, 3.4, and Appendix C exceed the deductible limits under Code Section 404.

3.7 Valuation. Plan Sponsor contributions to the Fund made in the form of Company Stock shall be valued at the fair market value of Company Stock.

3.8 Military Service. Effective December 12, 1994, notwithstanding any provision of the Plan to the contrary, contributions, benefits and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code.

3.9 Correction Procedures. Notwithstanding any provision of the Plan to the contrary, the Plan Sponsor may make corrective distributions or allocations as required to comply with any Internal Revenue Service or Department of Labor voluntary compliance program.


ARTICLE 4
                                   ALLOCATIONS

       As of each Valuation Date, the Trustee shall allocate net income or net loss to each Account based on the net income or net loss of the Individual Funds in which the Account is invested.


ARTICLE 5
                INDIVIDUAL FUNDS AND INVESTMENTS OF TRUST ASSETS


5.1 Participant Direction of Contributions. Until such time as the Plan Administrator may direct otherwise, each Participant and each Beneficiary of a deceased Participant may direct the Plan Administrator to invest contributions to his Account in one or more Individual Funds as the Participant shall designate by providing notice to the Plan Administrator according to the procedures established by the Plan Administrator for that purpose.

       (a) All investment directions, or changes in investment directions, of contributions shall be made in accordance with the procedures established by the Plan Administrator. New investment directions shall be effective as of the date that such directions are processed by the Plan Administrator in accordance with the procedures established for such purpose.

       (b) An investment direction, once given, shall be deemed to be a continuing direction until changed as otherwise provided herein. If no direction is effective for the date a contribution is to be made, all contributions which are to be made for such date shall be invested in such Individual Fund as the Plan Administrator, the Investment Manager, the Investment Committee, or the Trustee, as applicable, may determine. To the extent permissible by law, no Fiduciary shall be liable for any loss, which results from a Participant's exercise or failure to exercise his investment election.

5.2 Participant Directions to Transfer Between Individual Funds. A Participant may elect according to the procedures established by the Plan Administrator, to transfer, the investment of his Account among Individual Funds. An election under this Section 5.2 shall be effective as of the date that such directions are processed by the Plan Administrator in accordance with the procedures established for such purpose.

5.3 Loan Fund. A Loan Fund shall be established by the Trustee on behalf of each Participant for whom a loan is made pursuant to Article 6. The Loan Fund shall be credited with the amount of any loan made by the Plan to the Participant and shall be debited with all principal and interest repayments of any such loans. Under rules established by the Plan Administrator, a Participant's interest in the Individual Funds shall be debited by the amount credited to the Participant's Loan Fund. All principal and interest repayments debited to the Loan Fund shall be invested as contributions to the Participant's Account pursuant to Section 5.1. Each Loan Fund shall be invested in a note or notes made by the Participant evidencing the promised repayment of monies loaned to the Participant from the Fund


ARTICLE 6
                                   PLAN LOANS

6.1 Eligible Individuals. Subject to the provisions of the Plan and the Trust, each Participant who is an Employee shall have the right, subject to prior approval by the Plan Administrator, to borrow from the Fund. In addition, each "party in interest," as defined in ERISA Section 3(14), who is (a) a Participant but no longer an Employee, (b) the Beneficiary of a deceased Participant, or (c) an alternate payee of a Participant pursuant to the provisions of a "qualified domestic relations order," as defined in Code Section
 414(p), shall also have the right, subject to prior approval by the Plan Administrator, to borrow from the Fund; provided, however, that loans to such parties in interest may not discriminate in favor of Highly Compensated Employees.

6.2 Application. In order to apply for a loan, a borrower must complete and submit to the Plan Administrator documents or information required by the Plan Administrator for this purpose.

6.3 Equivalent Basis. Loans shall be available to all eligible borrowers on a reasonably equivalent basis which may take into account the borrower's creditworthiness, ability to repay, and ability to provide adequate security. Loans shall not be made available to Highly Compensated Employees, officers or shareholders of a Plan Sponsor in an amount greater than the amount made available to other borrowers. This provision shall be deemed to be satisfied if all borrowers have the right to borrow the same percentage of their interest in the Participant's vested Account, notwithstanding that the dollar amount of such loans may differ as a result of differing values of Participants' vested Accounts.

6.4 Interest Rate. Each loan shall bear a "reasonable rate of interest" and provide that the loan be amortized in substantially level payments, made no less frequently than quarterly, over a specified period of time. A "reasonable rate of interest" shall be that rate that provides the Plan with a return commensurate with the interest rates charged by persons in the business of lending money for loans which would be made under similar circumstances. Notwithstanding the foregoing, to the extent that any loan interest rate is subject to the provisions of the Soldiers and Sailors Relief Act of 1940, it shall not exceed six percent (6%) per annum.

6.5 Security. Each loan shall be adequately secured, with the security for the outstanding balance of all loans to the borrower to consist of one-half (1/2) of the borrower's interest in the Participant's vested Account, or such other security as the Plan Administrator deems acceptable in accordance with the Plan's loan procedures.

6.6 Loan Limit. Each loan, when added to the outstanding balance of all other loans to the borrower from all retirement plans of the Plan Sponsor and its Affiliates which are qualified under Section 401 of the Code, shall not exceed the lesser of:

       (a)      $50,000, reduced by the excess, if any, of

                (1) the highest outstanding balance of loans made to the borrower from all retirement plans qualified under Code
                Section 401 of the Plan Sponsor and its Affiliates during the one (1) year period immediately preceding the day prior to the date on which such loan was made, over

                (2) the outstanding balance of loans made to the borrower from all retirement plans qualified under Code Section 401 of the Plan Sponsor and its Affiliates on the date on which such loan was made, or

       (b) one-half (1/2) of the value of the borrower's interest in the vested Account attributable to the Participant's Account.

For purposes of this Section, the value of the vested Account attributable to a Participant's Account shall be established as of the latest preceding Valuation Date, or any later date on which an available valuation was made, and shall be adjusted for any distributions or contributions made through the date of the origination of the loan.

6.7 Loan Term. Each loan, by its terms, shall be repaid within five (5) years, except that, if allowed pursuant to loan procedures established by the Plan Administrator, any loan which is used to acquire any dwelling unit which within a reasonable time is to be used (determined at the time the loan is made) as the principal residence of the borrower may, by its terms, be repaid within a longer period of time.

6.8    Minimum Amount.  Except as may otherwise be established pursuant to loan
       --------------
procedures established by the Plan Administrator, each loan shall be made in an amount of no less than $1,000.

6.9    Further Loan Limits.  Except as may otherwise be established pursuant to
       -------------------
loan procedures established by the Plan Administrator, a borrower is permitted to have only three (3) loan(s) existing under the Plan at any one time.

6.10   Default.  The loan shall be in default if:
       -------

       (a)      a borrower fails to make any loan payment when due,

       (b) the vested Account held as security under the Plan for the borrower will, as a result of an impending distribution or withdrawal, be reduced to an amount less than the amount of all unpaid principal and accrued interest then outstanding under the loan, or

       (c) a borrower makes any untrue representations or warranties in connection with the obtaining of the loan.

In that event, the Plan Administrator may take such steps as it deems necessary to preserve the assets of the Plan (in the case of Subsection (a), after any cure period allowed by the Plan Administrator, if applicable, not to continue beyond the last day of the calendar quarter following the calendar quarter in which the required installment payment was due), including, but not limited to, directing the Trustee to make a distribution to the borrower of an offset amount (i.e., a deduction of the unpaid principal sum, accrued interest, and any other applicable charge under the note evidencing the loan from the Participant's Account). To the extent that such distribution of an offset amount in the case of Subsection (a) would violate the requirements of Section 401(a) or 401(k) (because for example, the deduction would have to be made from the Participant's 401(k) Account while the Participant is an Employee), the entire outstanding balance of the loan (including accrued interest) shall be a deemed distribution as provided in Treasury Regulations under Code Section 72(p), and thereafter a distribution of an offset amount may be made at the earliest date legally permissible or deferred, at the Plan Administrator's discretion applied on a basis not discriminatory in favor of Highly Compensated Employees, until the borrower receives another distribution from the Plan. If any part of the indebtedness under the note evidencing the loan is collected by law or through an attorney, the borrower shall be liable for attorneys' fees in an amount equal to 10% of the amount then due and all costs of collection.

6.11 Certain Leaves of Absence. Except as may otherwise be established pursuant to loan procedures established by the Plan Administrator, if an Employee is on an approved bona fide leave of absence (not longer than one year), either without pay from the Plan Sponsor or an Affiliate or at a rate of pay (after income and employment tax withholding) that is less than the amount of the installment payments required under the terms of the loan, the requirement of loan repayment shall be suspended during the leave of absence, and if a Participant is absent from employment due to his performing service in the uniformed service, the requirement of loan repayment will be suspended for the period of such service in the uniformed services. When the Participant resumes employment, loan payments will resume and must be completed by the end of the period equal to the original term of the loan plus the period of such military service.

6.12 Regulations. Each loan shall be made only in accordance with regulations and rulings of the Internal Revenue Service and the Department of Labor and any supplemental loan procedures established by the Plan Administrator. The Plan Administrator shall be authorized to administer the loan program of this Section and shall act in his sole discretion to ascertain whether the requirements of such regulations and rulings and this Section have been met.


ARTICLE 7
                             IN-SERVICE WITHDRAWALS

7.1 General Rules. A Participant who has not terminated employment with the Plan Sponsor and who has not elected to retire may elect once per calendar year to withdraw the portion of the Participant's Account consisting of all or any portion of his After-Tax Participant Contributions Account, his Rollover Account, his Matching Account, his Pre-Tax Participant Contributions Account, his Old Company Account, or his APT Account from the Trust to the extent provided in this Article 7 by filing a written election to withdraw with the Plan Administrator. The withdrawn amount shall be paid to the Participant in cash in a lump sum. The amount paid shall be charged to the Participant's Account as of the date the withdrawal is processed.

7.2    After-Tax Participant Contributions.  A Participant may elect to withdraw
       -----------------------------------
from his After-Tax Participant Contributions Account at any time.

7.3    Rollover Contributions.  A Participant may withdraw from his Rollover
       ----------------------
Account at any time.

7.4 Matching Contributions. A Participant who has participated in the Plan for five years may withdraw from the vested portion of his Matching Account, or if the Participant has participated for less than five years in the Plan, he may withdraw from the vested portion of his Matching Account up to that amount attributable to contributions made at least twenty-four (24) months prior to the withdrawal.

7.5 59 1/2 Withdrawals. A Participant who has attained age 59 1/2 may withdraw from his Pre-Tax Participant Contributions Account, Matching Account (without any of the restrictions described in Article 7.4), Old Company Account or APT Account.

7.6 Hardship Withdrawal. A withdrawal pursuant to this Section 7.6 is designated a "Hardship Withdrawal" and is subject to the following rules: The Trustee shall, upon the direction of the Committee, distribute all or a portion of a Participant's vested Account, provided that such distribution is in an amount equal to or greater than $1,000. Prior to the time such Accounts would otherwise be distributable, provided that the distribution is made on account of "hardship" as determined herein. Notwithstanding anything to the contrary, a Participant's Qualified Matching Contribution Account and Qualified Nonelective Contribution Account and any income allocated to the Pre-Tax Participant Contributions Account after December 31, 1988 shall not be available for a Hardship Withdrawal pursuant to this Article. For purposes of this Article, a withdrawal will be deemed to be on account of hardship if the withdrawal is on account of:

       (a) expenses for medical care described in Section 213(d) of the Code incurred by the Participant, his spouse, or any dependents of the Participant (as defined in Section 152 of the Code) or necessary for these persons to obtain medical care described in Code Section 213(d);

       (b) purchase (excluding mortgage payments) of a principal residence for the Participant;

       (d) payment of tuition and related educational fees for the next twelve (12) months of post-secondary education for the Participant, his spouse, children, or dependents;

       (e) the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant's principal residence; or

       (f) any other contingency determined by the Internal Revenue Service to constitute an "immediate and heavy financial need" within the meaning of Treasury Regulations Section 1.401(k)-l(d).

7.7    Hardship Rules. In addition to the requirements set forth in Plan
Section 7.6, any withdrawal pursuant to Plan Section 7.6 shall not be in excess of the amount necessary to satisfy the need determined under Article 7.6 and shall also be subject to the requirements of Subsection (a).

       (a) (1) The Participant shall first obtain all withdrawals, other than hardship withdrawals, and all nontaxable loans currently available under all plans maintained by the Plan Sponsor;

           (2) Effective January 1, 2002, the Plan Sponsor shall not permit Elective Deferrals or After-Tax Participant Contributions to be made to the Plan or any other plan maintained by the Plan Sponsor, for a period of six (6) months after the Participant receives the withdrawal pursuant to this Article; and

           (3) the Plan Sponsor shall not permit Elective Deferrals to be made to the Plan or any other plan maintained by the Plan Sponsor for the Participant's taxable year immediately following the taxable year of the hardship withdrawal in excess of the limit under Plan Section 3.1(b) for the taxable year, less the amount of the Elective Deferrals made to the Plan or any other plan maintained by the Plan Sponsor for the taxable year in which the withdrawal under this Article occurs.

Such withdrawals shall be made only in accordance with such other rules, policies, procedures, restrictions, and conditions as the Plan Administrator may from time to time adopt. Any determination of the existence of hardship and the amount to be withdrawn on account thereof shall be made by the Plan Administrator (or such other person as may be required to make such decisions) in accordance with the foregoing rules as applied in a uniform and nondiscriminatory manner; provided that, unless the Participant requests otherwise, any such withdrawal shall not include the amount necessary to pay any federal, state and local income taxes and penalties reasonably anticipated to result from the withdrawal. A withdrawal under this Article shall be made in a lump sum to the Participant.

7.8 Spousal Consent. If any portion of the Participant's Account that the Participant wishes to withdraw pursuant to Article 7 of the Plan is payable in the form of an annuity, the Participant's spouse must, within the ninety (90) day period preceding the date the withdrawal of funds will be made, consent to such withdrawal.


ARTICLE 8
                PAYMENT OF BENEFITS ON TERMINATION OF EMPLOYMENT

8.1 Eligibility for Payment. A Participant who has a Termination of Employment shall be eligible to receive payment of his vested Account as soon as administratively practicable after the Participant's Termination of Employment.

8.2    Vesting.  That portion of a Participant's Account in which he is vested
       -------
at any given time shall be:

       (a) his Pre-Tax Contributions Account, After-Tax Participant Contribution Account, Rollover Account, Old Company Account, APT Account, Qualified Nonelective Contribution Account, and Qualified Matching Contribution Account which shall be fully vested and nonforfeitable at all times; and

       (b) his Matching Account and Discretionary Contributions Account computed according to the following vesting schedule:

                       Full Years of                        Percentage
                      Vesting Service                         Vested
                        Less than 1                               0%
                             1                                   20%
                             2                                   40%
                             3                                   60%
                             4                                   80%
                         5 or more                              100%


         If a Participant receives a distribution from these accounts at any time when the Participant is less than 100% vested, then until the earlier of the date the Participant forfeits his nonvested Account or the Participant's Termination Completion Date, the vested portion of these accounts of the Participant at any time shall be equal to "X" computed according to the formula X=P(AB+D)-D. For purposes of the formula, "P" is the vested percentage at the relevant time, "AB" is the Account balance at the relevant time, and D is the amount of the distribution(s).

         Notwithstanding the foregoing, the Matching Account and Discretionary Contributions Accounts of Participants who were participants in the Marcliff Savings Plan and who, as of December 31, 1999, have three or more years of Vesting Service, shall be fully vested and nonforfeitable. In addition, in the case of a Participant who was employed at the Porterville, California facility at the time of closing of that facility or at the Camloc Products, Hasbrouck Heights, New Jersey facility at the time of closing of that facility, and whose employment is terminated as a result of such plant closing, the Participant's Account shall be 100% vested regardless of the years of Vesting Service performed by the Participant.

         Notwithstanding the foregoing, each Participant who was an Employee of D-M-E Company as of January 26, 1996 and whose employment was transferred to Cincinnati Milacron, Inc. an Employee of Fairchild Data Corporation and whose employment was transferred to the purchaser of assets of that company as of January 28, 1996 or an Employee of Harco, Inc. as of the date of transfer of that company to Banner Aerospace, Inc. and whose employment remained with Harco, Inc. as of the transfer shall be fully vested in his Matching Account and Discretionary Contributions Account.

8.3      Cash-out/Buyback.
         ----------------

         (a) The nonvested portion of the Account of a Participant who has had a Termination of Employment shall be forfeited as of the earlier of the date the Participant receives a distribution of the vested portion of his Account or the Participant's Termination Completion Date. For such purposes, a Participant who has had a Termination of Employment and who is not vested in any portion of his Account, the Participant shall be deemed to have received a distribution of his Account.

         (b) If a Participant who has received (or has been deemed to have received) a distribution of the vested portion of his Account is reemployed by a Plan Sponsor or an Affiliate prior to his Termination Completion Date and (1) if the Participant's Account was partially vested, and the Participant repays to the Fund no later than the fifth anniversary of the Participant's reemployment by the Plan Sponsor or an Affiliate all of that portion of his vested Account which was paid to him or (2) if the Participant's Account was not vested upon his Termination of Employment, then any portion of his Account which was forfeited shall be restored effective on the Valuation Date coinciding with or next following the repayment or the Participant's reemployment, respectively. The restoration on any Valuation Date of the forfeited portion of the Account of a Participant pursuant to the preceding sentence shall be made first from forfeitures available for allocation on that Valuation Date, to the extent available, and secondly from contributions by the Plan Sponsor. Only after restorations have been made shall the remaining net income be available for allocation under
         Section 4.

8.4 Changes to Vesting Schedule. If a Plan amendment directly or indirectly changes the vesting schedule, the vesting percentage for each Participant in his Account accumulated to the date when the amendment is adopted shall not be reduced as a result of the amendment. In addition, any Participant with at least three (3) years of Vesting Service may irrevocably elect to remain under the pre-amendment vesting schedule with respect to all of his benefits accrued both before and after the amendment, unless after the amendment, any such Participant's nonforfeitable percentage at any time cannot be less than such Participant's nonforfeitable percentage determined without regard to such amendment.

8.5 Suspension for Rehires. If a Participant has a Termination of Employment and is subsequently reemployed by a Plan Sponsor or an Affiliate prior to receiving a distribution of his Account under the Plan, such Participant shall not be entitled to a distribution under this Article while he is an Employee.

8.6 Suspension for Nondistributable Events. If a Participant has a Termination of Employment which is not a distributable event as provided under Code Section 401(k)(10)(A), the Plan Sponsor is not required to distribute such Participant's Account to the Participant prior to the time for distribution as otherwise provided under the Plan.


ARTICLE 9
                        PAYMENT OF BENEFITS ON RETIREMENT

9.1 Eligibility for Payment. A Participant who has reached a Retirement Date or incurs a Disability while an Employee shall be eligible to receive payment of his Account as soon as administratively practicable thereafter.

9.2 Vesting. The Account of a Participant who has reached a Retirement Date, has attained Normal Retirement Age while employed, or has incurred a Disability while an Employee shall be fully vested and nonforfeitable.


ARTICLE 10
                                 DEATH BENEFITS

10.1 Eligibility for Payment. If a Participant dies before receiving a distribution of his vested Account, his Beneficiary shall be eligible to receive payment of the Participant's vested Account as soon as administratively practicable following the death of the Participant.

10.2 Vesting. Accounts of deceased Participants shall be vested to the extent provided pursuant to Article 8 or 9, as applicable. In addition, the Account of a Participant who dies while an Employee shall be fully vested.


ARTICLE 11
                         GENERAL RULES ON DISTRIBUTIONS

11.1     Timing and Form.
         ---------------

         (a) Effective January 1, 1998, if the vested Account balance of a Participant or a Beneficiary of a deceased Participant is $5,000 or less, it shall be distributed in one lump sum in cash, or if the Participant's Account includes any interest in the Fairchild Corporation Stock Fund, such interest may be distributed in cash or in kind as selected by the Participant, as soon as administratively practicable after the Participant or Beneficiary is eligible for a distribution pursuant to Article 8, 9, or 10, as applicable.

         (b) Effective January 1, 1998, if the vested Account balance of a Participant or a Beneficiary of a deceased Participant exceeds $5,000 and the Participant or Beneficiary is eligible for a distribution pursuant to Article 8, 9, or 10, as applicable, the Participant or Beneficiary may elect to receive payment of the Account in one lump sum in cash, or if the Participant's Account includes any interest in the Fairchild Corporation Stock Fund, such interest may be distributed in cash or in kind as selected by the Participant as soon as administratively practicable after the Participant's or Beneficiary's written request to the Plan Administrator for payment of the vested Account balance.

         No distribution of the vested Account balance of such a Participant will be made without his request before he reaches Normal Retirement Age.

         Payment of a Participant's vested Account to the Participant will commence not later than sixty (60) days after the last day of the Plan Year in which falls the later of (1) the Participant reaching the earlier of Normal Retirement Age or age 65, or (2) the Participant reaching a Retirement Date or becoming subject to a Disability while an Employee; provided, however, that the distribution will be made at a later date specified by the Participant (subject to Section 11.4) if the Participant requests to delay the distribution at the date that distributions are required to commence pursuant to Section 11 or if the Participant fails to return distribution request forms in accordance with the Plan Administrator's procedures. If the amount of the payment required to commence on the date determined under this Subsection cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Plan Administrator has been unable to locate the Participant after making reasonable efforts to do so, a payment retroactive to such date may be made no later than sixty
         (60) days after the earliest date in which the amount of such payment can be ascertained for the date on which the Participant is located.

         (c) The alternate forms of distribution available under the Plan in accordance with the 1994 plan document shall continue to be offered to Participants with an annuity starting date that is earlier than the 90th day after Participants have been provided a summary of material modifications or updated summary plan description describing the elimination of the cash installment options, and the rules of the 1994 plan document shall apply thereto.

11.2 Adjustments for Income. Accounts shall not be adjusted for earnings or losses incurred after the Valuation Date with respect to which the Account is valued for imminent payout purposes coinciding with or preceding the date of distribution of the Account. Prior to distribution of an Account, the Account shall be reduced by the amount necessary to satisfy the unpaid principal, accrued interest, and penalties on any loan made to the Participant.

11.3 Direct Rollovers. Notwithstanding any provisions of the Plan to the contrary that would otherwise limit a Distributee's election under this Article 11, a Distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of a distribution pursuant to this Section which is an Eligible Rollover Distribution paid directly to an Eligible Retirement Plan specified by the Distributee in a Direct Rollover so long as all Eligible Rollover Distributions to a Distributee for a calendar year total or are expected to total at least $200 and, in the case of a Distributee who elects to directly receive a portion of an Eligible Rollover Distribution and directly roll the balance over to an Eligible Retirement Plan, the portion that is to be directly rolled over totals at least $500. If the Eligible Rollover Distribution is one to which Code Sections 401(a)(11) and 417 do not apply, such Eligible Rollover Distribution may commence less than thirty (30) days after the notice required under Treasury Regulations Section 1.411(a)-11(c) is given, provided that:

         (a) the Plan Administrator clearly informs the Distributee that the Distributee has a right to a period of at least thirty (30) days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

         (b) the Distributee, after receiving the notice, affirmatively elects a distribution.

11.4     Required Minimum Distributions.  Notwithstanding any other provisions
         ------------------------------
of the Plan,

         (a) Prior to the death of a Participant, all retirement payments hereunder shall

                  (1) be distributed to the Participant not later than the Required Beginning Date (as defined below) or,

                  (2) be distributed, commencing not later than the Required Beginning Date -

                           (A) in accordance with regulations prescribed by the Secretary of the Treasury, over the life of the Participant or over the lives of the Participant and his designated individual Beneficiary, if any, or

                           (B) in accordance with regulations prescribed by the Secretary of the Treasury, over a period not extending beyond the life expectancy of the Participant or the joint life and last survivor expectancy of the Participant and his designated individual Beneficiary, if any.

         (b)      (1)      If -

                           (A) the distribution of a Participant's retirement payments have begun in accordance with Subsection
                           (a)(2) of this Section, and

                           (B) the Participant dies before his entire vested Account has been distributed to him,

                  then the remaining portion of his vested Account shall be distributed at least as rapidly as under the method of distribution being used under Subsection (a)(2) of this Section as of the date of his death.

                  (2) If a Participant dies before the commencement of retirement payments hereunder, the entire interest of the Participant shall be distributed within five (5) years after his death.

                  (3)      If -

                           (A) any portion of a Participant's vested Account is payable to or for the benefit of the Participant's designated individual Beneficiary, if any,

                           (B) that portion is to be distributed, in accordance with regulations prescribed by the Secretary of the Treasury, over the life of the designated individual Beneficiary or over a period not extending beyond the life expectancy of the designated individual Beneficiary, and

                           (C) the distributions begin not later than one (1) year after the date of the Participant's death or such later date as the Secretary of the Treasury may by regulations prescribe, then, for purposes of Paragraph (2) of this Subsection (b), the portion referred to in Subparagraph (A) of this Paragraph
                  (3) shall be treated as distributed on the date on which the distributions to the designated individual Beneficiary begin.

                  (4) If the designated individual Beneficiary referred to in Paragraph (3)(A) of this Subsection (b) is the surviving spouse of the Participant, then -

                           (A) the date on which the distributions are required to begin under Paragraph (3)(C) of this Subsection (b) shall not be earlier than the date on which the Participant would have attained age 70 1/2, and

                           (B) if the surviving spouse dies before the distributions to such spouse begin, this Subsection
                           (b) shall be applied as if the surviving spouse were the Participant.

         (c) Effective January 1, 1997, for purposes of this Section, the term Required Beginning Date means April 1 of the calendar year following the later of the calendar year in which the Participant attains age 70 1/2 or the calendar year in which the Participant retires, except that in the case of a person described in Section l(b)(3) of Appendix B the Required Beginning Date shall be April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

         Notwithstanding the foregoing, each Participant who attains age 70 1/2 before 2000 shall continue to receive distributions as if his "required beginning date" were April 1 of the calendar year following the calendar year in which the Participant attains age 70 1/2.

         (d) With respect to distributions under the Plan made in calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed in January 2001, notwithstanding any provision of the Plan to the contrary. This amendment shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

         (e) Distributions will be made in accordance with the regulations under Code Section 401(a)(9), including the minimum distribution incidental benefit requirement of Treas. Reg. Section 1.401(a)(9)-2.


ARTICLE 12
                           ADMINISTRATION OF THE PLAN

12.1 Trust Agreement. The Primary Sponsor shall establish a Trust with the Trustee designated by the Board of Directors for the management of the Fund, which Trust shall form a part of the Plan and is incorporated herein by reference.

12.2 Organization and Operation of the Committee. The Committee shall be the organization, person or persons appointed in writing by the Board of Directors. If an organization is appointed to serve as the Committee, then the Committee may designate in writing a person or persons who may act on behalf of the Committee. The Board of Directors shall have the right to remove the Committee or any members thereof at any time by notice in writing. Unless the Board of Directors otherwise provides, any member of the Committee who is a director or officer of a Plan Sponsor or an Employee at the time of such member's appointment will be considered to have been removed from the Committee when no longer a director or officer of the Plan Sponsor or an Employee. Any member of the Committee may resign at any time by written notice of resignation to the Trustee and the Board of Directors. Upon the removal or resignation of the Committee, the Board of Directors shall appoint a successor.

12.3     Fiduciary Responsibility.
         ------------------------

         (a) The Committee, as a Named Fiduciary, may allocate its fiduciary responsibilities among Fiduciaries other than the Trustee, designated in writing by the Committee and may designate in writing persons other than the Trustee to carry out its fiduciary responsibilities under the Plan. The Committee may remove any person designated to carry out its fiduciary responsibilities under the Plan by notice in writing to such person.

         (b) The Committee, and each of the other Fiduciaries properly designated under the Plan, may employ persons to perform services and to render advice with regard to any of the responsibilities of each of such Fiduciaries under the Plan. All elections and designations shall be made on forms prescribed by the Committee. Charges for all such services performed and advice rendered may be directly paid by each Plan Sponsor but until paid shall constitute a charge against the Fund.

         (c) To the extent not prohibited by law, each Plan Sponsor shall indemnify and hold harmless each person constituting the Committee, and any director, officer, or Employee from and against any and all claims, losses, costs, expenses (including, without limitation, attorney's fees and court costs), damages, actions or causes of action arising from, on account of or in connection with the performance by such person of his duties with respect to the administration, operation or management of the Plan or the Plan assets, other than such of the foregoing arising from, on account of, or in connection with, the willful neglect or willful misconduct of the person so acting.

12.4     Duties of the Committee.
         -----------------------

         (a) The Committee shall advise the Trustee with respect to all payments under the terms of the Plan and shall direct the Trustee in writing to make such payments from the Fund; provided, however, in no event shall the Trustee be required to make such payments if the Trustee has actual knowledge that such payments are contrary to the terms of the Plan and the Trust.

         (b) The Committee may direct the investment of assets of the Plan and the Fund, except to the extent such power is reserved to the Acquisition Committee herein.

         (c) Subject to the terms of the Plan and the Trust, the Committee shall from time to time establish rules, not contrary to the provisions of the Plan and the Trust, for the administration of the Plan and the transaction of its business. The Committee shall interpret the Plan and shall determine all questions arising in the administration, interpretation and application of the Plan, and it shall not act so as to discriminate in favor of any person. All determinations of the Committee shall be conclusive and binding on all Employees, Participants, Beneficiaries and Fiduciaries, subject to the provisions of the Plan and the Trust and subject to applicable law.

         (d) The Committee shall furnish Participants and Beneficiaries with all disclosures now or hereafter required by ERISA or the Code. The Committee shall file, as required, the various reports and disclosures concerning the Plan and its operations as required by ERISA and by the Code, and shall be responsible for establishing and maintaining all records of the Plan and the Trust.

         (e)      The statement of specific duties the Committee in this
         Article 14.4 is not in derogation of any other duties which the Committee has under the provisions of the Plan or the Trust or which a plan administrator has under applicable law.

12.5 Investment Manager. The Committee may, by action in writing certified by notice to the Trustee, appoint one or more Investment Managers. Any Investment Manager may be removed in the same manner in which appointed, and in the event of any removal, the Investment Manager shall, as soon as possible, but in no event more than thirty (30) days after notice of removal, turn over all assets managed by it to the Trustee or to any successor Investment Manager so appointed, and shall make a full accounting to the Primary Sponsor with respect to all assets managed by it since its appointment as an Investment Manager.

12.6 Action by Plan Sponsor. Any action to be taken by a Plan Sponsor shall be taken by resolution duly adopted by its board of directors; provided, however, that by resolution, the board of directors may delegate to any officer of a Plan Sponsor the authority to take any such actions as may be specified in such resolution, other than the power to terminate the Plan or the Trust, to determine the basis of Plan Sponsor contributions, or to amend or modify the Plan in a manner which would materially increase benefits, materially increase the number of shares of Company Stock which may be issued pursuant to the Plan, or materially modify the requirements as to eligibility for participation in the Plan; provided, further, that minor amendments to the Plan which do not affect such matters may be made by an officer of the Primary Sponsor without any action by the Board of Directors.

12.7     Voting of Company Stock.  The Trustee shall vote shares of Company
         -----------------------
Stock held in the Fund according to the terms of the Trust Agreement.

12.8     Tender  Offers.  In the event of a Tender Offer for shares of Company
         --------------
Stock, the Trustee shall accept or reject the Tender Offer according to the terms of the Trust Agreement.

12.9 Confidentiality of Participant Directions. The directions from Participants as provided under this Plan Section shall be confidential and shall not be divulged by the Trustee to any Plan Sponsor or any director, officer, employee or agent of any Plan Sponsor, it being the intent of this Article to ensure that the Plan Sponsors and their directors, officers, employees and agents cannot determine the directions given by any Participant.


                                   SECTION 13
                             CLAIM REVIEW PROCEDURE

13.1 Notice of Denial. If a Participant or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to the claimant written notice of the denial within ninety (90) days after the Plan Administrator receives the claim, unless special circumstances require an extension of time for processing the claim. If such an extension of time for processing is required, written notice of the extension shall be furnished to the claimant prior to the termination of the initial 90-day period. In no event shall the extension exceed a period of ninety (90) days from the end of such initial period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render the final decision.

13.2 Contents of Notice of Denial. If a Participant or Beneficiary is denied a claim for benefits under a Plan, the Plan Administrator shall provide to such claimant written notice of the denial which shall set forth:

         (a)      the specific reasons for the denial;

         (b) specific references to the pertinent provisions of the Plan on which the denial is based;

         (c) a description of any additional material or information necessary for the claimant to perfect the claim and an explanation of why such material or information is necessary; and

         (d) an explanation of the Plan's claim review procedures, and the time limits applicable to such procedures, including a statement of the claimant's right to bring a civil action under Sections 502(a) of ERISA following an adverse benefit determination on review.

13.3 Right to Review. After receiving written notice of the denial of a claim or that a domestic relations order is a qualified domestic relations order, a claimant or his representative shall be entitled to:

         (a) request a full and fair review of the denial of the claim or determination that a domestic relations order is a qualified domestic relations order by written application to the Plan Administrator;

         (b) request, free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claim;

         (c) submit written comments, documents, records, and other information relating to the denied claim to the Plan Administrator; and

         (d) a review that takes into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.

13.4 Application for Review. If the claimant wishes such a review of the decision denying his claim to benefits under the Plan or if a claimant wishes to appeal a decision that a domestic relations order is a qualified domestic relations order, the claimant must deliver such written application to the Plan Administrator within sixty (60) days after receiving written notice of the denial or notice that the domestic relations order is a qualified domestic relations order. Delivery shall be considered effective only upon actual receipt by the Plan Administrator.

13.5 Hearing. Upon receiving such written application for review, the Plan Administrator may schedule a hearing for purposes of reviewing the claimant's claim, which hearing shall take place not more than thirty (30) days from the date on which the Plan Administrator received such written application for review.

13.6 Notice of Hearing. At least ten (10) days prior to the scheduled hearing, the claimant and his representative designated in writing by him, if any, shall receive written notice of the date, time, and place of such scheduled hearing. The claimant or his representative, if any, may request that the hearing be rescheduled, for his convenience, on another reasonable date or at another reasonable time or place.

13.7     Counsel.  All claimants requesting a review of the decision denying
         -------
their claim for benefits may employ counsel for purposes of the hearing.

13.8 Decision on Review. No later than sixty (60) days following the receipt of the written application for review, the Plan Administrator shall submit its decision on the review in writing to the claimant and to his representative, if any, unless the Plan Administrator determines that special circumstances (such as the need to hold a hearing) require an extension of time, to a day no later than one-hundred twenty (120) days after the date of receipt of the written application for review. If the Plan Administrator determines that the extension of time is required, the Plan Administrator shall furnish to the claimant written notice of the extension before the expiration of the initial sixty (60) day period. The extension notice shall indicate the special circumstances requiring an extension of time and the date by which the Plan Administrator expects to render its decision on the review. In the case of a decision adverse to the claimant, the decision shall include:

         (a)      specific reasons for the decision;

         (b) specific references to the pertinent provisions of the Plan on which the decision is based;

         (c) a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant's claim for benefits; and

         (d)      a statement of the claimant's right to bring an action under
         Section 502(a) of ERISA.


ARTICLE 14
                 INCOMPETENT DISTRIBUTEE AND UNCLAIMED PAYMENTS

14.1 Anti-Alienation. No benefit which shall be payable under the Plan to any person shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any attempt to anticipate, alienate, sell, transfer, assign, pledge, encumber or charge the same shall be void; and no such benefit shall in any manner be liable for, or subject to, the debts, contracts, liabilities, engagements or torts of any person, nor shall it be subject to attachment or legal process for, or against, such person, and the same shall not be recognized under the Plan, except to such extent as may be required by law. Notwithstanding the above, this Section shall not apply to a "qualified domestic relations order" (as defined in Code Section 414(p)), and benefits may be paid pursuant to the provisions of such an order. The Plan Administrator shall develop procedures (in accordance with applicable federal regulations) to determine whether a domestic relations order is qualified, and, if so, the method and the procedures for complying therewith. In addition, a distribution to an "alternate payee" (as defined in Code Section 414(p)) shall be permitted if such distribution is authorized by a qualified domestic relations order, even if the affected Participant has not yet separated from service and has not yet reached the "earliest retirement age" (as defined in Code Section 414(p)).

14.2 Exceptions to Anti-Alienation. Notwithstanding any other provision of the Plan, effective August 5, 1997, the benefit of a Participant shall be subject to legal process and may be assigned, alienated or attached pursuant to a court judgment or settlement provided:

         (a) such Participant is ordered or required to pay the Plan in accordance with the following:

                  (1) a judgment or conviction for a crime involving the Plan;

                  (2) a civil judgment entered by a court in an action brought in connection with a violation of part 4 of subtitle B of Title I of ERISA; or

                  (3) a settlement agreement between such Participant and the Secretary of Labor, in connection with a violation (or alleged violation) of part 4 of subtitle B of Title I of ERISA by a fiduciary or any other person; and

         (b) the judgment, order, decree, or settlement agreement shall expressly provide for the offset of all or part of the amount ordered or required to be paid to the Plan against such Participant's benefits under the Plan.

14.3 Minors and Incompetents. Whenever any benefit which shall be payable under the Plan is to be paid to or for the benefit of any person who is then a minor or determined to be incompetent by qualified medical advice, the Plan Administrator need not require the appointment of a guardian or custodian, but shall be authorized to cause the same to be paid over to the person having custody of such minor or incompetent, or to cause the same to be paid to such minor or incompetent without the intervention of a guardian or custodian, or to cause the same to be paid to a legal guardian or custodian of such minor or incompetent if one has been appointed or to cause the same to be used for the benefit of such minor or incompetent.

14.4 Missing Participants. If the Plan Administrator cannot ascertain the whereabouts of any Participant to whom a payment is due under the Plan, the Plan Administrator may direct that the payment and all remaining payments otherwise due to the Participant be cancelled on the records of the Plan and the amount thereof applied as a forfeiture in accordance with Plan provisions except that, in the event the Participant later notifies the Plan Administrator of his whereabouts and requests the payments due to him under the Plan, the forfeited amount shall be restored either from Trust income or by a special contribution by the Plan Sponsor to the Plan, as determined by the Plan Administrator, in an amount equal to the payment to be paid to the Participants.


ARTICLE 15
                          PROHIBITION AGAINST DIVERSION

         At no time shall any part of the Fund be used for or diverted to purposes other than the exclusive benefit of the Participants or their Beneficiaries, subject, however, to the payment of all taxes and administrative expenses and subject to the provisions of the Plan with respect to returns of contributions. Expenses incurred in the administration of the Plan shall be paid from the Trust, to the extent permitted by ERISA, unless such expenses are paid by the Plan Sponsor; provided, further, that the Plan Sponsor may be reimbursed by the Fund, to the extent permitted by ERISA, for Plan expenses originally paid by the Plan Sponsor.


ARTICLE 16
                              LIMITATION OF RIGHTS

         Participation in the Plan shall not give any Employee any right or claim except to the extent that such right is specifically fixed under the terms of the Plan. The adoption of the Plan and the Trust by any Plan Sponsor shall not be construed to give any Employee a right to be continued in the employ of a Plan Sponsor or as interfering with the right of a Plan Sponsor to terminate the employment of any Employee at any time.


ARTICLE 17
                       AMENDMENT TO OR TERMINATION OF THE
                               PLAN AND THE TRUST

17.1 Right of Primary Sponsor to Amend or Terminate. The Primary Sponsor reserves the right at any time to modify or amend or terminate the Plan or the Trust in whole or in part; provided, however, that the Primary Sponsor shall have no power to modify or amend the Plan in such manner as would cause or permit any portion of the funds held under a Plan to be used for, or diverted to, purposes other than for the exclusive benefit of Participants or their Beneficiaries, or as would cause or permit any portion of a fund held under the Plan to become the property of a Plan Sponsor; and provided further, that the duties or liabilities of the Trustee shall not be increased without its written consent. No such modifications or amendments shall have the effect of retroactively changing or depriving Participants or Beneficiaries of rights already accrued under the Plan. No Plan Sponsor other than the Primary Sponsor shall have the right to so modify, amend or terminate the Plan or the Trust. Notwithstanding the foregoing, each Plan Sponsor may terminate its own participation in the Plan and Trust pursuant to the Plan.

17.2 Right of Plan Sponsor to Terminate Participation. Each Plan Sponsor other than the Primary Sponsor shall have the right to terminate its participation in the Plan and Trust by resolution of its board of directors or other appropriate governing body and notice in writing to the Primary Sponsor and the Trustee unless such termination would result in the disqualification of the Plan or the Trust or would adversely affect the exempt status of the Plan or the Trust as to any other Plan Sponsor. If contributions by or on behalf of a Plan Sponsor are completely terminated, the Plan and Trust shall be deemed terminated as to such Plan Sponsor. Any termination by a Plan Sponsor, shall not be a termination as to any other Plan Sponsor.

17.3     Plan Termination.
         ----------------

         (a) If the Plan is terminated by the Primary Sponsor or if contributions to the Trust should be permanently discontinued, it shall terminate as to all Plan Sponsors and the Fund shall be used, subject to the payment of expenses and taxes, for the benefit of Participants and Beneficiaries, and for no other purposes, and the Account of each affected Participant shall be fully vested and nonforfeitable, notwithstanding the provisions of the Section of the Plan which sets forth the vesting schedule.

         (b) In the event of the partial termination of the Plan, each affected Participant's Account shall be fully vested and nonforfeitable, notwithstanding the provisions of the Section of the Plan which sets forth the vesting schedule.

17.4 Payments Upon Plan Termination. In the event of the termination of the Plan or the Trust with respect to a Plan Sponsor, the Accounts of the Participants with respect to the Plan as adopted by such Plan Sponsor shall be distributed in lump sum payments pursuant to the instructions of the Plan Administrator; provided that the Trustee shall not be required to make any distribution until it receives a copy of an Internal Revenue Service determination letter to the effect that the termination does not affect the qualified status of the Plan or the exempt status of the Trust or, in the event that such letter is applied for and is not issued, until the Trustee is reasonably satisfied that adequate provision has been made for the payment of all taxes which may be due and owing by the Trust.

17.5 Plan Merger. In the case of any merger or consolidation of the Plan with, or any transfer of the assets or liabilities of the Plan to, any other plan qualified under Code Section 401, the terms of the merger, consolidation or transfer shall be such that each Participant would receive (in the event of termination of the Plan or its successor immediately thereafter) a benefit which is no less than the benefit which the Participant would have received in the event of termination of the Plan immediately before the merger, consolidation or transfer.

17.6     Optional Benefits.  Notwithstanding any other provision of the Plan, an
         -----------------
amendment to the Plan

         (a) which eliminates or reduces an early retirement benefit, if any, or which eliminates or reduces a retirement-type subsidy (as defined in regulations issued by the Department of the Treasury), if any, or

         (b) which eliminates an optional form of benefit (except to the extent otherwise provided in Treasury Regulations)

shall not be effective with respect to benefits attributable to service before the amendment is adopted. In the case of a retirement-type subsidy described in Subsection (a) above, this Section shall be applicable only to a Participant who satisfies, either before or after the amendment, the preamendment conditions for the subsidy.


ARTICLE 18
                         ADOPTION OF PLAN BY AFFILIATES

         Any corporation or other business entity related to the Primary Sponsor by function or operation and any Affiliate, if the corporation, business entity or Affiliate is authorized to do so by written direction adopted by the Board of Directors, may adopt the Plan and the related Trust by action of the board of directors or other appropriate governing body of such corporation, business entity or Affiliate. Any adoption shall be evidenced by certified copies of the resolutions of the foregoing board of directors or governing body indicating the adoption and by the execution of the Trust by the adopting corporation, or business entity or Affiliate. The resolution shall state and define the effective date of the adoption of the Plan by the Plan Sponsor and, for the purpose of Code Section 415, the "limitation year" as to such Plan Sponsor. Notwithstanding the foregoing, however, if the Plan and Trust as adopted by an Affiliate or other corporation or business entity under the foregoing provisions shall fail to receive the initial approval of the Internal Revenue Service as a qualified Plan and Trust under Code Sections 401(a) and 501(a), any contributions by the Affiliate or other corporation or business entity after payment of all expenses will be returned to such Plan Sponsor free of any trust, and the Plan and Trust shall terminate, as to the adopting Affiliate or other corporation or business entity.


ARTICLE 19
                    QUALIFICATION AND RETURN OF CONTRIBUTIONS

19.1     Initial Qualification Failure.  If the Plan and the related Trust fail
         -----------------------------
to receive the initial approval of the Internal Revenue Service as a qualified plan and trust, within one (1) year after the date of denial of qualification

         (a) the contribution of a Plan Sponsor after payment of all expenses will be returned to a Plan Sponsor free of the Plan and Trust,

         (b) contributions made by a Participant shall be returned to the Participant who made the contributions, and

         (c)      the Plan and Trust shall thereupon terminate.

19.2 Deductibility. All Plan Sponsor contributions to the Plan are contingent upon deductibility. To the extent permitted by the Code and other applicable laws and regulations thereunder, upon a Plan Sponsor's request, a contribution which was made by reason of a mistake of fact or which was nondeductible under Code Section 404, shall be returned to a Plan Sponsor within one (1) year after the payment of the contribution, or the disallowance of the deduction (to the extent disallowed), whichever is applicable. In the event of a contribution which was made by reason of a mistake of fact or which was nondeductible, the amount to be returned to the Plan Sponsor shall be the excess of the contribution above the amount that would have been contributed had the mistake of fact or the mistake in determining the deduction not occurred, less any net loss attributable to the excess. Any net income attributable to the excess shall not be returned to the Plan Sponsor. No return of any portion of the excess shall be made to the Plan Sponsor if the return would cause the balance in a Participant's Account to be less than the balance would have been had the mistaken contribution not been made.

ARTICLE 20
                      INCORPORATION OF SPECIAL LIMITATIONS

         Appendices A, B, and C to the Plan, attached hereto, are incorporated by reference and the provisions of the same shall apply notwithstanding anything to the contrary contained herein.

         WHEREOF, the Primary Sponsor has caused this indenture to be executed as of the date first above written.


                                     By:     /s/  Robert H. Kelley
                                          -------------------------------------
                                     Title:    Vice President Employee Benefits
                                            -----------------------------------

ATTEST:
 /s/  Mary L. Shaw
---------------------------------------
Title:    Assistant Corporate Secretary
       --------------------------------

                                   APPENDIX A
                            LIMITATION ON ALLOCATIONS


SECTION 1

         The "annual addition" for any Participant for any one limitation year may not exceed the lesser of:

         (e) Effective January 1, 1995, $30,000, as adjusted for changes in the cost of living as provided in regulations issued by the Secretary of the Treasury; or

         (f)      25% of the Participant's Annual Compensation.


SECTION 2

         For the purposes of this Appendix A, the term "annual addition" for any Participant means for any limitation year, the sum of certain Plan Sponsor, Affiliate, and Participant contributions, forfeitures, as determined in Code
Section 415(c)(2) in effect for that limitation year. Participant contributions shall be determined without regard to Rollover Amounts, and employee contributions to a simplified employee pension which are excludable from gross income under Code Section 408(k)(6).


SECTION 3

         Effective until December 31, 1999, in the event that a Plan Sponsor or an Affiliate maintains a defined benefit plan under which a Participant also participates, the sum of the defined benefit plan fraction and the defined contribution plan fraction for any limitation year for any Participant may not exceed 1.0.

         (a) The defined benefit plan fraction for any limitation year is a fraction:

                  (1) the numerator of which is the projected annual benefit of the Participant under the defined benefit plan (determined as of the close of such year); and

                  (2)      the denominator of which is the lesser of

                           (A) the product of 1.25, multiplied by the maximum annual benefit allowable under Code
                           Section 415(b)(1)(A), or

                           (B)     the product of

                                   (i)      1.4, multiplied by

                                   (ii)     the maximum amount which may be
                                   taken into account under Section
                                   415(b)(1)(B) of the Code with respect to the Participant under the defined benefit plan for the limitation year (determined as of the close of the limitation year).

         (b) The defined contribution plan fraction for any limitation year is a fraction:

                  (1) the numerator of which is the sum of a Participant's annual additions as of the close of the year; and

                  (2) the denominator of which is the sum of the lesser of the following amounts determined for the year and for all prior limitation years during which the Participant was employed by a Plan Sponsor or an Affiliate:

                           (A) the product of 1.25, multiplied by the dollar limitation in effect under Code Section 415(c)(1)(A) for the limitation year (determined without regard to Section 415(c)(6) of the Code); or

                           (B)     the product of

                                   (i)      1.4, multiplied by

                                   (ii)     the amount which may be taken
                                   into account under Code Section 415(c)(1)(B)
                                   (or Code Section 415(c)(7), if applicable) with respect to the Participant for the limitation year.


SECTION 4

         For purposes of this Appendix A, the term "limitation year" shall mean a Plan Year unless a Plan Sponsor elects, by adoption of a written resolution, to use any other twelve month period adopted in accordance with regulations issued by the Secretary of the Treasury.


SECTION 5

         For purposes of applying the limitations of this Appendix A, all defined contribution plans maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined contribution plan, and all defined benefit plans now or previously maintained or deemed to be maintained by a Plan Sponsor shall be treated as one defined benefit plan. In the event any of the actions to be taken pursuant to Section 6 of this Appendix A or pursuant to any language of similar import in another defined contribution plan are required to be taken as a result of the annual additions of a Participant exceeding the limitations set forth in Section 1 of this Appendix A, because of the Participant's participation in more than one defined contribution plan, the actions shall be taken first with regard to this Plan.


SECTION 6

         In the event that as a result of the allocation of forfeitures to the Account of a Participant, a reasonable error in estimating the Participant's Annual Compensation, a reasonable error in determining the amount of Elective Deferrals, or other similar circumstances, the annual addition allocated to the Account of a Participant exceeds the limitations set forth in Section 1 of this Appendix A or in the event that the aggregate contributions made on behalf of a Participant under both a defined benefit plan and a defined contribution plan, subject to the reduction of allocations in other defined contribution plans required by Section 5 of this Appendix A, cause the aggregate limitation fraction set forth in Section 3 of this Appendix A to be exceeded, the Plan Administrator shall, in writing, direct the Trustee to take such of the following actions as the Plan Administrator shall deem appropriate, specifying in each case the amount or amounts of contributions involved:

                  (a) A Participant's annual addition shall be reduced by first refunding to the Participant After-Tax Participant Contributions made by the Participant for which no corresponding contribution is made under Plan Section 3.3, which cause the annual addition to exceed such limitations;

                  (b) If further reduction is necessary, After-Tax Participant Contributions for which a corresponding contribution is made under Plan
         Section 3.3, which cause the annual addition to exceed such limitations, shall be distributed to the Participant, and Matching Contributions thereon shall be reduced in the amount of the remaining excess;

                  (c) If further reduction is necessary, Pre-Tax Participant Contributions for which no corresponding contribution is made under Plan Section 3.3, which cause the annual addition to exceed such limitations shall be distributed to the Participant;

                  (d) If further reduction is necessary, Pre-Tax Participant Contributions for which a corresponding contribution is made under Plan
         Section 3.3 which cause the annual addition to exceed such limitations shall be distributed to the Participant, and Matching Contributions thereon shall be reduced in the amount of the remaining excess;

                  (e) If further reduction is necessary, the contribution made by a Plan Sponsor under Plan Section 3.4 shall be reduced in the amount of the remaining excess;

                  (f) Any reduction of Plan Sponsor contributions pursuant to Subsection (b) through (e) of this Section (other than Pre-Tax Participant Contributions) shall be segregated in a Suspense Account. While the Suspense Account is maintained, (1) no Plan Sponsor contributions shall be made which would be precluded by this Appendix B, (2) amounts in the Suspense Account shall be allocated in the same manner as Plan Sponsor contributions as of each Valuation Date on which Plan Sponsor contributions may be allocated until the Suspense Account is exhausted. In the event of the termination of the Plan, the amounts in the Suspense Account shall be returned to a Plan Sponsor to the extent that such amounts may not then be allocated to the Participants' Accounts.

                                   APPENDIX B
                              TOP-HEAVY PROVISIONS


SECTION 1

         As used in this Appendix B, the following words shall have the following meanings:

        (a) "Determination Date" means, with respect to any Plan Year, the last day of the preceding Plan Year, or, in the case of the first Plan Year, means the last day of the first Plan Year.

        (b) "Key Employee" means an Employee or former Employee (including a Beneficiary of a Key Employee or former Key Employee) who at any time during the Plan Year containing the Determination Date or any of the four (4) preceding Plan Years is:

                  (1) Was at any time an officer of the Plan Sponsor or of any Affiliate whose Annual Compensation was greater than fifty percent (50%) of the amount in effect under Code Section 415(b)(1)(A) for the calendar year in which the Plan Year ends, where the term "officer" means an administrative executive in regular and continual service to the Plan Sponsor or Affiliate; provided, however, that in no event shall the number of officers exceed the lesser of Clause (A) or (B) of this Subparagraph (1), where:

                           (A)     equals fifty (50) Employees; and

                           (B)     equals the greater of (I) three (3)
                           Employees or (II) ten percent (10%) of the number of Employees during the Plan Year, with any non-integer being increased to the next integer.

                           If for any year no officer of the Plan Sponsor meets
                  the requirements of this Subparagraph (b), the highest paid officer of the Plan Sponsor for the Plan Year shall be considered an officer for purposes of this Subparagraph
                  (b)(1);

                  (2) One of the ten (10) Employees owning both (A) more than one-half percent (1/2%) of the outstanding stock of the Plan Sponsor or an Affiliate, more than one-half percent (1/2%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, or more than one-half percent (1/2%) of the capital or profits interest in the Plan Sponsor or an Affiliate, and (B) the largest percentage ownership interests in the Plan Sponsor or any of its Affiliates, and whose Annual Compensation is equal to or greater than the amount in effect under Section l(a) of Appendix A to the Plan for the calendar year in which the Determination Date falls; or

                  (3) An owner of more than five percent (5%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than five percent (5%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate; or

                  (4) An owner of more than one percent (1%) of the outstanding stock of the Plan Sponsor or an Affiliate or more than one percent (1%) of the total combined voting power of all stock of the Plan Sponsor or an Affiliate, and who in such Plan Year had Annual Compensation from the Plan Sponsor and all of its Affiliates of more than $150,000.

         Employees other than Key Employees are sometimes referred to in this Appendix B, as "non-key employees."

        (c)       "Required Aggregation Group" means:
                   --------------------------

                  (1) each plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401 (a) in which a Key Employee is a participant, and

                  (2) each other plan of the Plan Sponsor and its Affiliates which qualifies under Code Section 401 (a) and which enables any plan described in Subsection (a) of this Section to meet the requirements of Section 401(a)(4) or 410 of the Code.

        (d)       (1)      "Top-Heavy" means:
                            ---------

                           (A) if the Plan is not included in a Required Aggregation Group, the Plan's condition in a Plan Year for which, as of the Determination Date:

                                   (i)      the present value of the cumulative
                                   Accounts under the Plan for all Key Employees exceeds sixty percent (60%) of the present value of the cumulative Accounts under the Plan for all Participants; and

                                   (ii)     the Plan, when included in every
                                   potential combination, if any, with any or all of:

                                            (I)  any Required Aggregation Group,
                                            and

                                            (II) any plan of the Plan Sponsor
                                            which is not part of any Required
                                            Aggregation Group and which
                                            qualifies under Code Section 401 (a)

                           is part of a Top-Heavy Group (as defined in Paragraph
                           (2) of this Subsection); and

                           (B) if the Plan is included in a Required Aggregation Group, the Plan's condition in a Plan Year for which, as of the Determination Date:

                                   (i) the Required Aggregation Group is a Top-Heavy Group (as defined in Paragraph (2) of this Subsection); and

                                   (ii)     the Required Aggregation Group,
                                   when included in every potential
                                   combination, if any, with any or all of the plans of the Plan Sponsor and its Affiliates which are not part of the Required Aggregation Group and which qualify under Code Section 401(a), is part of a Top-Heavy Group (as defined in Paragraph (2) of this Subsection).

                           (C)     For purposes of Subparagraphs (A)(ii)
                           and (B)(ii) of this Paragraph (1), any combination of plans must satisfy the requirements of Sections 401(a)(4) and 410 of the Code.

                  (2)      A group shall be deemed to be a Top-Heavy Group if:

                           (A) the sum, as of the Determination Date, of the present value of the cumulative accrued benefits for all Key Employees under all plans included in such group exceeds

                           (B)     sixty percent (60%) of a similar sum
                           determined for all participants in such plans.

                  (3)      (A)     For purposes of this Section, the present
                           value of the accrued benefit for any participant in a defined contribution plan as of any Determination Date or last day of a plan year shall be the sum of:

                                   (i)      as to any defined contribution
                                   plan other than a simplified employee
                                   pension, the account balance as of the most recent valuation date occurring within the plan year ending on the Determination Date or last day of a plan year, and

                                   (ii)     as to any simplified employee
                                   pension, the aggregate employer
                                   contributions, and

                                   (iii) an adjustment for contributions due as of the Determination Date or last day of a plan year.

                           In the case of a plan that is not subject to the minimum funding requirements of Code Section 412, the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contributions actually made after the valuation date but on or before the Determination Date or last day of the plan year to the extent not included under Clause (i) or (ii) of this Subparagraph (A); provided, however, that in the first plan year of the plan, the adjustment in Clause
                           (iii) of this Subparagraph (A) shall also reflect the amount of any contributions made thereafter that are allocated as of a date in such first plan year. In the case of a plan that is subject to the minimum funding requirements, the account balance in Clause
                           (i) and the aggregate contributions in Clause (ii) of this Subparagraph (A) shall include contributions that would be allocated as of a date not later than the Determination Date or last day of a plan year, even though those amounts are not yet required to be contributed, and the adjustment in Clause (iii) of this Subparagraph (A) shall be the amount of any contribution actually made (or due to be made) after the valuation date but before the expiration of the extended payment period in Code Section 412(c)(10) to the extent not included under Clause (i) or (ii) of this Subparagraph (A).

                           (B)     For purposes of this Subsection, the
                           present value of the accrued benefit for any participant in a defined benefit plan as of any Determination Date or last day of a plan year must be determined as of the most recent valuation date which is within a 12-month period ending on the Determination Date or last day of a plan year as if such participant terminated as of such valuation date; provided, however, that in the first plan year of a plan, the present value of the accrued benefit for a current participant must be determined either
                           (i) as if the participant terminated service as of the Determination Date or last day of a plan year or
                           (ii) as if the participant terminated service as of such valuation date, but taking into account the estimated accrued benefit as of the Determination Date or last day of a plan year. For purposes of this Subparagraph (B), the valuation date must be the same valuation date used for computing plan costs for minimum funding, regardless of whether a valuation is performed that year. The actuarial assumptions utilized in calculating the present value of the accrued benefit for any participant in a defined benefit plan for purposes of this Subparagraph (B) shall be established by the Plan Administrator after consultation with the actuary for the plan, and shall be reasonable in the aggregate and shall comport with the requirements set forth by the Internal Revenue Service in Q&A T-26 and T-27 of Regulation Section 1.416-1.

                           (C)     For purposes of determining the present
                           value of the cumulative accrued benefit under a plan for any participant in accordance with this Subsection, the present value shall be increased by the aggregate distributions made with respect to the participant (including distributions paid on account of death to the extent they do not exceed the present value of the cumulative accrued benefit existing immediately prior to death) under each plan being considered, and under any terminated plan which if it had not been terminated would have been in a Required Aggregation Group with the Plan, during the 5-year period ending on the Determination Date or last day of the plan year that falls within the calendar year in which the Determination Date falls.

                           (D)     For purposes of this Paragraph (3),
                           participant contributions which are deductible as "qualified retirement contributions" within the meaning of Code Section 219 or any successor, as adjusted to reflect income, gains, losses, and other credits or charges attributable thereto, shall not be considered to be part of the accrued benefits under any plan.

                           (E)     For purposes of this Paragraph (3), if
                           any employee is not a Key Employee with respect to any plan for any plan year, but such employee was a Key Employee with respect to such plan for any prior plan year, any accrued benefit for such employee shall not be taken into account.

                           (F)     For purposes of this Paragraph (3), if
                           any employee has not performed any service for any Plan Sponsor or Affiliate maintaining the plan during the five-year period ending on the Determination Date, any accrued benefit for that employee shall not be taken into account.

                           (G)     (i)    In the case of an "unrelated
                                   rollover" (as defined below) between plans which qualify under Code Section 401(a), (a) the plan providing the distribution shall count the distribution as a distribution under Subparagraph (C) of this Paragraph
                                   (3), and (b) the plan accepting the
                                   distribution shall not consider the
                                   distribution part of the accrued benefit under this Section; and

                                   (ii)   in the case of a "related rollover"
                                   (as defined below) between plans which
                                   qualify under Code Section 401(a), (a)
                                   the plan providing the distribution shall not count the distribution as a distribution under Subparagraph (C) of this Paragraph
                                   (3), and (b) the plan accepting the
                                   distribution shall consider the distribution part of the accrued benefit under this Section.

                           For purposes of this Subparagraph (G), an "unrelated rollover" is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is both initiated by the participant and made from a plan maintained by one employer to a plan maintained by another employer where the employers are not Affiliates. For purposes of this Subparagraph
                           (G), a "related rollover" is a rollover as defined in Code Section 402(c)(4) or 408(d)(3) or a plan-to-plan transfer which is either not initiated by the participant or made to a plan maintained by the employer or an Affiliate.


SECTION 2

        (a) Notwithstanding anything contained in the Plan to the contrary, except as otherwise provided in Subsection (b) of this Section, in any Plan Year during which the Plan is Top-Heavy, allocations of Plan Sponsor contributions and forfeitures for the Plan Year for the Account of each Participant who is not a Key Employee and who has not separated from service with the Plan Sponsor prior to the end of the Plan Year shall not be less than three percent (3%) of the Participant's Annual Compensation. For purposes of this Subsection, an allocation to a Participant's Account resulting from any Plan Sponsor contribution attributable to a salary reduction or similar arrangement shall not be taken into account.

        (b)       (1)      The percentage referred to in Subsection (a) of this
                  Section for any Plan Year shall not exceed the percentage at which allocations are made or required to be made under the Plan for the Plan Year for the Key Employee for whom the percentage is highest for the Plan Year. For purposes of this Paragraph, an allocation to the Account of a Key Employee resulting from any Plan Sponsor contribution attributable to a salary reduction or similar agreement shall be taken into account.

                  (2) For purposes of this Subsection (b), all defined contribution plans which are members of a Required Aggregation Group shall be treated as part of the Plan.

                  (3) This Subsection (b) shall not apply to any plan which is a member of a Required Aggregation Group if the plan enables a defined benefit plan which is a member of the Required Aggregation Group to meet the requirements of Code
                  Section 401(a)(4) or 410.

                  (4) If the Plan Sponsor maintains a defined benefit plan which is qualified under Code Section 401(a) and which would be Top-Heavy within the meaning of the Plan for its plan year ending within or coincident with the Plan Year, no allocation shall be made pursuant to Subsection (a) of this Section on behalf of any Participant who participates in the defined benefit plan and acquires a year of service within the meaning of paragraphs (4), (5) and (6) of Code Section 411(a) under the defined benefit plan for the plan year, if the defined benefit plan provides generally that the accrued benefit of the Participant when expressed as an annual retirement benefit shall not, when expressed as a percentage of the Participant's Annual Compensation, be less than the lesser of (A) 2 percent multiplied by the number of such years of service in plan years during which such plan was Top-Heavy, or (B) 20 percent.


SECTION 3

         Effective until December 31, 1999, in any limitation year (as defined in Section 4 of Appendix A to the Plan) which contains any portion of a Plan Year in which the Plan is Top-Heavy, the number "1.0" shall be substituted for the number "1.25" in Section 3 of Appendix A to the Plan.


SECTION 4

         Notwithstanding anything contained in the Plan to the contrary, in any Plan Year during which the Plan is Top-Heavy, a Participant's interest in his Account shall not vest at any rate which is slower than the following schedule, effective as of the first day of that Plan Year:

                  Full Years of                        Percentage
                 Vesting Service                         Vested

                 Less than 1                                0%
                      1                                    20%
                      2                                    40%
                      3                                    60%
                      4                                    80%
                 5 or more                                100%

The Schedule set forth above in this Section 4 shall be inapplicable to a Participant who has failed to perform an Hour of Service after the Determination Date on which the Plan has become Top-Heavy. When the Plan ceases to be Top-Heavy, the Schedule set forth above in this Section 4 shall cease to apply; provided however, that the provisions of the Section dealing with changes in the vesting schedule shall apply.

                                   APPENDIX C
                         SPECIAL NONDISCRIMINATION RULES


SECTION 1

         As used in this Appendix, the following words shall have the following meanings:

        (a)      "Eligible Participant" means a Participant who is an Employee
                  --------------------
        during any particular Plan Year, excluding Union Employees.

        (b)      "Highly Compensated Eligible Participant" means any Eligible
                  ---------------------------------------
        Participant who is a Highly Compensated Employee.

        (c) "Matching Contribution" means any contribution made by a Plan Sponsor to a Matching Account and any other contribution made to a plan by a Plan Sponsor or an Affiliate on behalf of an Employee on account of a contribution made by an Employee or on account of an Elective Deferral.

        (d) "Qualified Matching Contributions" means Matching Contributions of the Plan Sponsor or an Affiliate to the Qualified Matching Contribution Account of a Participant who is not a Highly Compensated Employee which are immediately nonforfeitable when made, and which would be nonforfeitable, regardless of the age or service of the Employee or whether the Employee is employed on a certain date, and which may not be distributed, except upon one of the events described under Section 401(k)(2)(B) of the Code and the regulations thereunder.

        (e) "Qualified Nonelective Contributions" means contributions of the Plan Sponsor or an Affiliate to the Qualified Nonelective Contribution Account of a Participant who is not a Highly Compensated Employee, other than Matching Contributions or Elective Deferrals, which are nonforfeitable when made, and which would be nonforfeitable regardless of the age or service of the Employee or whether the Employee is employed on a certain date, and which may not be distributed, except upon one of the events described under Code Section 401(k)(2)(B) and the regulations thereunder.


SECTION 2

        Effective January 1, 1997, in addition to any other limitations set forth in the Plan, for each Plan Year one of the following tests must be satisfied:

        (a) the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all other Eligible Participants for the preceding Plan Year multiplied by 1.25; or

        (b) the excess of the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year over that of all other Eligible Participants for the preceding Plan Year must not be more than two (2) percentage points, and the actual deferral percentage for the Highly Compensated Eligible Participants for the Plan Year must not be more than the actual deferral percentage of all other Eligible Participants for the preceding Plan Year multiplied by two (2).

The "actual deferral percentage" for the Highly Compensated Eligible Participants and all other Eligible Participants for a Plan Year is the average in each group of the ratios, calculated separately for each Employee, of the Deferral Amounts contributed by the Plan Sponsor on behalf of an Employee for the Plan Year to the Annual Compensation of the Employee in the Plan Year. In addition, for purposes of calculating the "actual deferral percentage" as described above, Deferral Amounts of Employees who are not Highly Compensated Employees which are prohibited by Code Section 401(a)(30) shall not be taken into consideration. Except to the extent limited by Treasury Regulation section 1.401(k)-l(b)(5) and any other applicable regulations promulgated by the Secretary of the Treasury, all or part of the Qualified Matching Contributions and Qualified Nonelective Contributions (other than Qualified Nonelection Contributions that are treated as matching Contributions pursuant to Section 5 of Appendix C) made pursuant to the Plan may be treated as Deferral Amounts for purposes of determining the "actual deferral percentage." The Plan Sponsor may in its sole discretion contribute Qualified Nonelective Contributions or Qualified Matching Contributions with respect to a Plan Year, provided the contributions are made no later than the last day of the Plan Year following the Plan for which the Qualified Nonelective Contributions or Qualified Matching Contributions are made. Qualified Matching Contributions will be allocated to the Qualified Matching Contributions Account of the Participant who has the lowest average deferral percentage in an amount which, when combined with contributions made on behalf of the Participant pursuant to Sections 3.3 and 3.4, equals twenty-five percent (25%) of the Participant's Annual Compensation. This Qualified Matching Contribution formula allocation shall be repeated for the Participants, determined in ascending order of relative Annual Compensation for such year, until the actual deferral percentage test described in this
Section is passed. Qualified Nonelective Contributions for a Plan Year will be allocated to the Qualified Nonelective Contributions Account of the Participant who has the least amount of Annual Compensation for such Plan Year in an amount which, when combined with contributions made on behalf of the Participant pursuant to Sections 3.3 and 3.4, equals twenty-five percent (25%) of the Participant's Annual Compensation. This Qualified Nonelective Contribution formula allocation shall be repeated for the Participants, determined in ascending order of relative Annual Compensation for such year, until the actual deferral percentage test described in this Section is passed.


SECTION 3

         Effective January 1, 1997, if the Deferral Amounts contributed on behalf of any Highly Compensated Eligible Participant exceeds the amount permitted under the "actual deferral percentage" test described in Section 2 of this Appendix C for any given Plan Year, then before the end of the Plan Year following the Plan Year for which the Excess Deferral Amount was contributed,
(a) the portion of the Excess Deferral Amount for the Plan Year attributable to a Highly Compensated Participant, as adjusted to reflect income, gain, or loss attributable to it through the date the end of the Plan Year for which the test is being performed and reduced by any excess Elective Deferrals as determined pursuant to Section 3.1 previously distributed to a Participant for the Participant's taxable year ending with or within the Plan Year, may be distributed to the Highly Compensated Eligible Participant or (b) to the extent provided in regulations issued by the Secretary of the Treasury, the Plan Administrator may permit the Participant to elect, within two and one-half months after the end of the Plan Year for which the Excess Deferral Amount was contributed, to treat the Excess Deferral Amount, unadjusted for earnings, gains, and losses, but as so reduced, as an amount distributed to the Participant and then contributed as an after-tax contribution by the Participant to the Plan ("recharacterized amounts"). The income allocable to such Excess Deferral Amount shall be determined in a similar manner as described in Section
4.2 of the Plan. The Excess Deferral Amount to be distributed or recharacterized shall be reduced by Deferral Amounts previously distributed or recharacterized for the taxable year ending in the same Plan Year, and shall also be reduced by Deferral Amounts previously distributed or recharacterized for the Plan Year beginning in such taxable year. For all other purposes under the Plan other than this Appendix C recharacterized amounts shall continue to be treated as Deferral Amounts. In the event the multiple use of limitations contained in Sections 2(b) and 5(b) of this Appendix C, pursuant to Treasury Regulations section 1.401(m)-2 as promulgated by the Secretary of the Treasury, requires a corrective distribution, such distribution shall be made pursuant to this Section 3, and not Section 6 of Appendix C. The portion of the Matching Contribution on which such Excess Deferral Amount was based shall be forfeited upon the distribution or recharacterization, as the case may be, of such Excess Deferral Amount.

        (a) For purposes of this Section 3, "Excess Deferral Amount" means, with respect to a Plan Year, the excess of:

                 (1) the aggregate amount of Deferral Amounts contributed by a Plan Sponsor on behalf of Highly Compensated Eligible Participants for the Plan Year, over

                 (2)     the maximum amount of Deferral Amounts permitted under
                 Section 2 of this Appendix C for the Plan Year, which shall be determined by reducing the Deferral Amounts contributed on behalf of Highly Compensated Eligible Participants in order of the actual deferral percentages beginning with the highest of such percentages.

        (b) Effective January 1, 1997, distribution of the Excess Deferral Amount for any Plan Year shall be made to Highly Compensated Eligible Participants on the basis of the dollar amount of Deferral Amounts attributable to each Highly Compensated Eligible Participant. The Plan Sponsor shall determine the amount of Excess Deferral Amounts which shall be distributed to each Highly Compensated Eligible Participant as follows.

                 (1) The Deferral Amounts allocated to the Highly Compensated Eligible Participant with the highest dollar amount of Deferral Amounts for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Eligible Participant's remaining Deferral Amounts for the Plan Year to be equal to the dollar amount of the Deferral Amounts allocated to the Highly Compensated Eligible Participant with the next highest dollar amount of Deferral Amounts for the Plan Year. This amount is then distributed to the Highly Compensated Eligible Participant with the highest dollar amount of Deferral Amounts, unless a smaller reduction, when added to the total dollar amount already distributed pursuant to this Paragraph
                 (1), equals the total Excess Deferral Amounts.

                 (2) If the total amount distributed under Paragraph (1) of this Section 3(b) is less than the total Excess Deferral Amounts, the procedure in Paragraph (1) shall be successively repeated until the total dollar amount distributed is equal to the total Excess Deferral Amounts attributable to Highly Compensated Eligible Participants.

                  If a distribution of the Excess Deferral Amounts attributable to the Highly Compensated Eligible Participants is made in accordance with Paragraphs (1) and (2) of this Section, the limitations in Section 2 of this Appendix C shall be treated as being met regardless of whether the actual deferral percentage, if recalculated after such distributions, would have satisfied the requirements of Section 2.


SECTION 4

         The Plan Administrator shall have the responsibility of monitoring the Plan's compliance with the limitations of this Appendix C and shall have the power to take all steps it deems necessary or appropriate to ensure compliance, including, without limitation, restricting the amount which Highly Compensated Eligible Participants can elect to have contributed pursuant to Section 3.1. Any actions taken by the Plan Administrator pursuant to this Section 4 shall be pursuant to non-discriminatory procedures consistently applied.


SECTION 5

         Effective January 1, 1997, in addition to any other limitations set forth in the Plan, Matching Contributions under the Plan and the amount of nondeductible employee contributions under the Plan, for each Plan Year must satisfy one of the following tests:

         (a) The contribution percentage for Highly Compensated Eligible Participants for the Plan Year must not exceed 125% of the contribution percentage for all other Eligible Participants for the preceding Plan Year; or

         (b) The contribution percentage for Highly Compensated Eligible Participants for the Plan Year must not exceed the lesser of (1) 200% of the contribution percentage for all other Eligible Participants for the preceding Plan Year, and (2) the contribution percentage for all other Eligible Participants for the preceding Plan Year plus two (2) percentage points.

Notwithstanding the foregoing, for purposes of this Section 5, the terms Highly Compensated Eligible Participant and Eligible Participant shall not include any Participant who is not eligible to receive a Matching Contribution under the provisions of the Plan, other than as a result of the Participant failing to contribute to the Plan or failing to have an Elective Deferral contributed to the Plan on the Participant's behalf. In applying the above tests, the Plan Administrator shall comply with any regulations promulgated by the Secretary of the Treasury which prevent or restrict the use of the test contained in Section 2(b) of this Appendix C and the test contained in Section 5(b) of this Appendix
C. The "contribution percentage" for Highly Compensated Eligible Participants and for all other Eligible Participants for a Plan Year shall be the average of the ratios, calculated separately for each Participant, of (A) to (B), where (A) is the amount of Matching Contributions under the Plan (excluding Qualified Matching Contributions which are used to apply the test set forth in Section 2 of this Appendix C or Matching Contributions which are used to satisfy the minimum required contributions to the Accounts of Eligible Participants who are not Key Employees pursuant to Section 1 of Appendix B to the Plan) and nondeductible employee contributions made under the Plan for the Eligible Participant for the Plan Year, and where (B) is the Annual Compensation of the Eligible Participant for the Plan Year. Except to the extent limited by Treasury Regulation Section 1.401(m)-l(b)(5) and any other applicable regulations promulgated by the Secretary of the Treasury, a Plan Sponsor may elect to treat Deferral Amounts and Qualified Nonelective Contributions as Matching Contributions for purpose of determining the "contribution percentage," provided the Deferral Amounts, excluding those treated as Matching Contributions, satisfy the test set forth in Section 2 of Appendix C. The Plan Sponsor may in its sole discretion contribute Qualified Nonelective Contributions or Qualified Matching Contributions with respect to a Plan Year, provided the contributions are made no later than the last day of the Plan Year following the Plan for which the Qualified Nonelective Contributions or Qualified Matching Contributions are made. Notwithstanding the foregoing, Qualified Nonelective Contributions and Qualified Matching Contributions that are taken into account for purposes of applying the test contained in Section 2 of this Appendix C shall not be taken into account under this Section 5. Qualified Matching Contributions will be allocated to the Qualified Matching Contributions Account of the Participant who has the lowest average deferral percentage in an amount which, when combined with contributions made on behalf of the Participant pursuant to Sections 3.3 and 3.4, equals twenty-five percent (25%) of the Participant's Annual Compensation. This Qualified Matching Contribution formula allocation shall be repeated for the Participants, determined in ascending order of relative Annual Compensation for such year, until the actual deferral percentage test described in this Section is passed. Qualified Nonelective Contributions for a Plan Year will be allocated to the Qualified Nonelective Contribution Account of the Participant who has the least amount of Annual Compensation for such Plan Year in an amount which, when combined with contributions made on behalf of the Participant pursuant to Sections 3.3 and 3.4, equals twenty-five percent (25%) of the Participant's Annual Compensation. This Qualified Nonelective Contribution formula allocation shall be repeated for the Participants, determined in ascending order of relative Annual Compensation for such year, until the actual deferral percentage test described in this Section is passed.


SECTION 6

        If either (a) the Matching Contributions and, if taken into account under Section 5 of this Appendix C, the Deferral Amounts, Qualified Nonelective Contributions and/or Qualified Matching Contributions made on behalf of Highly Compensated Eligible Participants, or (b) the nondeductible employee contributions made by Highly Compensated Eligible Participants exceed the amount permitted under the "contribution percentage test" for any given Plan Year, then, before the close of the Plan Year following the Plan Year for which the Excess Aggregate Contributions were made, the amount of the Excess Aggregate Contributions attributable to the Plan for the Plan Year under either Section
(6)(a)(1) or (2), or both, as adjusted to reflect any income, gain or loss attributable to such contributions through the date the Excess Aggregate Contributions are distributed shall be distributed or, if the Excess Aggregate Contributions are forfeitable, forfeited. The income allocable to such contributions shall be determined in a similar manner as described in Section
4.2 of the Plan. As to any Highly Compensated Employee, any distribution or forfeiture of his allocable portion of the Excess Aggregate Contributions for a Plan Year shall first be attributed to any nondeductible employee contributions made by the Participant during the Plan Year for which no corresponding Plan Sponsor contribution is made and then to any remaining nondeductible employee contributions made by the Participant during the Plan Year and any Matching Contributions thereon. As between the Plan and any other plan or plans maintained by the Plan Sponsor in which Excess Aggregate Contributions for a Plan Year are held, each such plan shall distribute or forfeit a pro-rata share of each class of contribution based on the respective amounts of a class of contribution made to each plan during the Plan Year. The payment of the Excess Aggregate Contributions shall be made without regard to any other provision in the Plan. In the event the multiple use of limitations contained in Sections 2(b) and 5(b) of this Appendix C, pursuant to Treasury Regulation section 1.401(m)-2 as promulgated by the Secretary of the Treasury, requires a corrective distribution, such distribution shall be made pursuant to Section 3 of Appendix C, and not this Section 6.

         For purposes of this Section 6, with respect to any Plan Year, "Excess Aggregate Contributions" means the excess of:

         (a) the aggregate amount of the Matching Contributions and nondeductible employee contributions (and any Qualified Nonelective Contributions or Qualified Matching Contributions) and, it taken into account under Section 5 of this Appendix C, the Deferral Amounts actually made on behalf of Highly Compensated Eligible Participants for the Plan Year, over

         (b) the maximum amount of contributions permitted under the limitations of Section 5 of this Appendix C, determined by reducing contributions made on behalf of Highly Compensated Eligible Participants in order of their contribution percentages beginning with the highest of such percentages.

                  The determination of the amount of Excess Aggregate Contributions under this Section 6 shall be made after (1) first determining the excess Elective Deferrals under Section 3.1(b) of the Plan and (2) then determining the Excess Deferral Amounts under Section 3 of this Appendix C.

         (c) Effective January 1, 1997, distribution or forfeiture of nondeductible employee contributions or Matching Contributions in the amount of the Excess Aggregate Contributions for any Plan Year shall be made with respect to Highly Compensated Eligible Participants on the basis of the dollar amount of the Excess Aggregate Contributions attributable to each Highly Compensated Eligible Participant. Forfeitures of Excess Aggregate Contributions may not be allocated to Participants whose contributions are reduced under this Section 6. The Plan Sponsor shall determine the amount of Excess Aggregate Contributions which shall be distributed to each Highly Compensated Eligible Participant as follows.

                  (1) The Matching Contributions and nondeductible contributions allocated to the Highly Compensated Eligible Participant with the highest dollar amount of such contributions for the Plan Year shall be reduced by the amount required to cause that Highly Compensated Eligible Participant's remaining Matching Contributions and nondeductible contributions for the Plan Year to be equal to the dollar amount of such contributions allocated to the Highly Compensated Eligible Participant with the next highest dollar amount of Matching Contributions and nondeductible contributions for the Plan Year. This amount is then distributed to the Highly Compensated Eligible Participant with the highest dollar amount of Matching Contributions and nondeductible contributions, unless a smaller reduction, when added to the total dollar amount already distributed pursuant to this Subsection (1), equals the total Excess Aggregate Contributions.

                  (2) If the total amount distributed under Paragraph (1) is less than the total Excess Aggregate Contributions, the procedure in Paragraph (1) shall be repeated until the total dollar amount of Matching Contributions and nondeductible contributions distributed is equal to the total Excess Aggregate Contributions attributable to Highly Compensated Eligible Participants.

         If a distribution of the total Excess Aggregate Contributions is made in accordance with Paragraphs (1) and (2) of this Section 6(c), the limitations in Section 5 of this Appendix C shall be treated as being met regardless of whether the actual contribution percentage, if recalculated after such distributions, would have satisfied the requirements of Section 5.


SECTION 7

Except to the extent limited by rules promulgated by the Secretary of the Treasury, if a Highly Compensated Eligible Participant is a participant in any other plan of the Plan Sponsor or any Affiliate which includes Matching Contributions, deferrals under a cash or deferred arrangement pursuant to Code Section 401(k), or nondeductible employee contributions, any contributions made by or on behalf of the Participant to the other plan shall be allocated with the same class of contributions under the Plan for purposes of determining the "actual deferral percentage" and "contribution percentage" under the Plan; provided, however, contributions that are made under an "employee stock ownership plan" (within the meaning of Code Section 4975(e)(7)) shall not be combined with contributions under any plan which is not an employee stock ownership plan (within the meaning of Code Section 4975(e)(7)).

         Except to the extent limited by rules promulgated by the Secretary of the Treasury, if the Plan and any other plans which include Matching Contributions, deferrals under a cash or deferred arrangement pursuant to Code
Section 401(k), or nondeductible employee contributions are considered as one plan for purposes of Code Section 401(a)(4) and 410(b)(1), any contributions under the other plans shall be allocated with the same class of contributions under the Plan for purposes of determining the "contribution percentage" and "actual deferral percentage" under the Plan; provided, however, contributions that are made under an "employee stock ownership plan" (within the meaning of Code Section 4975(e)(7)) shall not be combined with contributions under any plan which is not an employee stock ownership plan (within the meaning of Code
Section 4975(e)(7)).


SECTION 8

         Effective January 1, 1999, notwithstanding any other provision in this Appendix C to the contrary, to the extent otherwise applicable, the limitations expressed in this Appendix C shall not apply with respect to those Plan Years in which the Plan satisfies the requirements of Code Sections 401(k)(11) and/or 401(k)(12).


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